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                          AGREEMENT AND PLAN OF MERGER

                            DATED AS OF MARCH 4, 1998

                                  BY AND AMONG

                               BUDGET GROUP, INC.,

                                BDG CORPORATION,

                                RYDER TRS, INC.,

                                       AND

                              CERTAIN OTHER PARTIES







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                                TABLE OF CONTENTS



ARTICLE I.  The Transactions..................................................1

             Section 1.1.  The Transactions...................................1
             Section 1.2.  The Merger  .......................................2
             Section 1.3.  Effects of Merger..................................2

ARTICLE II.  The Surviving Corporation........................................2

             Section 2.1.  Certificate of Incorporation.......................2
             Section 2.2.  By-Laws ...........................................3
             Section 2.3.  Officers and Directors.............................3

ARTICLE  III.  Determination  of  Merger   Consideration;Conversion
               of  Shares; Etc................................................3

             Section 3.1.  Determination of Merger Consideration..............3
             Section 3.2.  Conversion of Shares in the Merger.................4
             Section 3.3.  Adjustment to Merger Shares........................5
             Section 3.4.  Contingent Additional Consideration................6
             Section 3.5.  Warrants ..........................................9
             Section 3.6.  Escrow Holdback Shares............................10
             Section 3.7.  Stock Options ....................................11
             Section 3.8.  Appraisal Rights..................................12
             Section 3.9.  Buyer to Make Certificates Available..............13
             Section 3.10.  Dividends; Transfer Taxes........................14
             Section 3.11.  No Fractional Securities.........................15
             Section 3.12.  Closing of Company Transfer Books................15
             Section 3.13.  Legends and Transfer Restrictions................15
             Section 3.14.  Exemptions from Registration and Qualification...16
             Section 3.15.  Registration Rights..............................16
             Section 3.16.  Business Combinations............................17

ARTICLE IV.  Representations and Warranties of the Company...................18

             Section 4.1.  Corporate Organization and Authorization..........18
             Section 4.2.  Capitalization....................................20
             Section 4.3.  Noncontravention..................................21
             Section 4.4.  SEC Filings.......................................21
             Section 4.5.  Financial Statements..............................22
             Section 4.6.  Legal Proceedings.................................23
             Section 4.7.  Employee Plans ...................................23
             Section 4.8.  Intellectual Property.............................25
             Section 4.9.  Events Subsequent to September 30, 1997...........26
             Section 4.10.  Compliance with Laws.............................26
             Section 4.11. Registration Statement............................27
             Section 4.12.  Properties; Leases...............................27
             Section 4.13.  Tax Matters......................................28
             Section 4.14.  Brokerage .......................................30
             Section 4.15.  Insurance; Protection Products...................30
             Section 4.16.  Contracts  ......................................30
             Section 4.17.  Transactions with Affiliates.....................31

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             Section 4.18.  Voting Requirements; Dissenters' Rights..........32
             Section 4.19.  Labor Matters ...................................32
             Section 4.20.  Quantity and Maintenance of Trucks...............32
             Section 4.21.  Accounts Receivable..............................32
             Section 4.22.  Licenses, Permits, etc...........................32
             Section 4.23.  Disclosure ......................................33

ARTICLE V.  Representations and Warranties of Buyer..........................33

             Section 5.1.  Corporate Organization and Authorization..........33
             Section 5.2.  Capitalization ...................................34
             Section 5.3.  Noncontravention..................................35
             Section 5.4.  SEC Filings.......................................35
             Section 5.5.  Financial Statements..............................36
             Section 5.6.  Legal Proceedings.................................36
             Section 5.7.  Events Subsequent to September 30, 1997...........36
             Section 5.8.  Compliance with Laws..............................37
             Section 5.9.  Registration Statement............................37
             Section 5.10.  Properties; Insurance............................37
             Section 5.11.  Financing .......................................37
             Section 5.12.  Brokerage. ......................................38

Article VI.  Covenants and Agreements........................................38

             Section 6.1.  Conduct of the Company Prior to the
                           Effective Time....................................38
             Section 6.2.  Conduct of Buyer Prior to the Effective Time......41
             Section 6.3.  Other Offers for the Company; Sale of
                           Common Stock by Significant Stockholders..........42
             Section 6.4.  Continued Effectiveness of Representations
                           and Warranties of the Parties.....................43
             Section 6.5.  Corporate Examinations and Investigations.........44
             Section 6.6.  Buyer Approvals...................................44
             Section 6.7.  Company Approvals.................................44
             Section 6.8.  Letter of Credit..................................44
             Section 6.9.  Further Assurances................................45
             Section 6.10.  Buyer Board of Directors.........................46
             Section 6.11.  Indemnification of Company Officers
                            and Directors; Insurance.........................46
             Section 6.12.  Confidentiality..................................47
             Section 6.13.  Certificates, Opinions, Etc......................47
             Section 6.14.  Interim Financials...............................47
             Section 6.15.  Communications...................................47
             Section 6.16.  Releases.........................................47
             Section 6.17.  Transfer Taxes...................................48
             Section 6.18.  Standstill.......................................48
             Section 6.19.  Buyer's Stockholders' Meeting....................48
             Section 6.20. Stock Purchases, Repurchases and Sales;
                           Registration Rights...............................49
             Section 6.21.  Listing..........................................49

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             Section 6.22.  Registration Rights..............................49
             Section 6.23.  Buyer Review of Disclosure Schedules.............50

ARTICLE VII.  Conditions Precedent To Merger.................................50


ARTICLE VIII.  Closing.......................................................51


ARTICLE IX.  Representations and Warranties as of the Closing
             Date; Survival; Material Breaches...............................51

             Section 9.1.  Representations and Warranties as
                           of the Closing Date...............................51
             Section 9.2.  Survival..........................................52
             Section 9.3.  Certain Material Breaches.........................52

ARTICLE X.  Termination of Agreement.........................................53

             Section 10.1.  Termination......................................53
             Section 10.2.  Effect of Termination............................54
             Section 10.3. Amounts Payable in Connection with Termination....54

ARTICLE XI.  Definitions.....................................................55

             Section 11.1.  Definitions......................................55

ARTICLE XII.  Miscellaneous..................................................64

             Section 12.1.  Publicity........................................64
             Section 12.2.  Notices..........................................64
             Section 12.3.  Entire Agreement.................................66
             Section 12.4.  Waivers and Amendments; Non Contractual
                            Remedies; Preservation of Remedies; Liability....66
             Section 12.5.  Governing Law ...................................66
             Section 12.6.  Binding Effect; No Assignment....................67
             Section 12.7.  Third Party Beneficiaries........................67
             Section 12.8.  Counterparts.....................................67
             Section 12.9.  Exhibits, Schedules and Annexes..................67
             Section 12.10.  Headings........................................67
             Section 12.11.  Submission to Jurisdiction; Venue...............68
             Section 12.12.  Severability ...................................68

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                                      ANNEX


Annex I                     Restricted Persons

Annex II                    Buyer Opinion Matters

Annex III                   Company Opinion Matters

                                  EXHIBIT INDEX

Exhibit A                   Warrant Assumptions

Exhibit B                   Form of Holdback Escrow Agreement

Exhibit C                   Letter of Credit

Exhibit D                   Press Release

Exhibit E                   Rights and Obligations with respect to Registrable
                            Securities


                                    SCHEDULES

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                          AGREEMENT AND PLAN OF MERGER

                  THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of March 4, 1998, is made by and among Budget Group, Inc., a Delaware corporation ("Buyer"), BDG Corporation, a Delaware corporation and a direct or indirect wholly owned subsidiary of Buyer ("Sub"), Ryder TRS, Inc., a Delaware corporation (the "Company"), and Questor Partners Fund, L.P., a Delaware limited partnership, Questor Side-by-Side Partners, L.P., a Delaware limited partnership, and Madison Dearborn Capital Partners, L.P., a Delaware limited partnership (each a "Significant Stockholder" and collectively, the "Significant Stockholders"). Certain terms used in this Agreement are defined in Article XI.

                              W I T N E S S E T H:

                  WHEREAS, Buyer, Sub and the Company desire to effect a business combination by means of the merger of Sub with and into the Company;

                  WHEREAS, the Board of Directors of Buyer and the Board of Directors and stockholder of Sub and the Board of Directors and the Significant Stockholders of the Company have approved the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, the parties hereto also desire to agree on certain other terms and conditions.

                  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I.

                                The Transactions

                  Section 1.1.  The Transactions.

                  On the terms and subject to the conditions set forth in this Agreement, Buyer shall acquire all the Outstanding Company Shares by means of the Merger. Subject to Article III, the total consideration to be received by the holders of the Outstanding Company Shares shall consist of a combination of the following:

                  (a) an aggregate amount payable in cash to all such holders equal to a minimum of $125,000,000 (less any cash payable with respect to the Options pursuant to Section 3.7) and a maximum of $200,000,000 (less any cash payable with respect to

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the Options pursuant to Section 3.7), with the precise amount thereof determined as set forth in Section 3.1;

                  (b) an aggregate number of shares of Buyer Class A Common Stock issuable to all such holders equal to a minimum of 1,363,822 shares (the "Minimum Merger Shares") and a maximum of 3,636,860 shares (the "Maximum Merger Shares") (in each case less any shares of Buyer Class A Common Stock issued to the holders of Options pursuant to Section 3.7), with the precise number thereof determined as set forth in Section 3.1 and subject to adjustment as provided in
Article III;

                  (c) Warrants to purchase initially an aggregate of 1,000,000 shares of Buyer Class A Common Stock as provided in Section 3.5; and

                  (d)  the   right  to   receive   the   Contingent   Additional
Consideration, if any, as provided in Section 3.4.

                  Section 1.2.  The Merger.

                  (a) Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law (the "Delaware Corporation Law"), Sub shall be merged with and into the Company and the separate existence of Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.

                  (b) Effective Time of the Merger. The Merger shall become effective at such time as a properly executed Certificate of Merger is duly filed with the Secretary of State of Delaware, which filing shall be made as soon as practicable following fulfillment or waiver of the conditions set forth in Article VII hereof or such later time as is specified in such filing (the "Effective Time").

                  Section 1.3. Effects of Merger. The Merger shall have the effects set forth in Section 259 of the Delaware Corporation Law.


                                   ARTICLE II.

                            The Surviving Corporation

                  Section 2.1.  Certificate of Incorporation.






                  Subject to Section 6.11, at the Effective Time the Certificate of Incorporation of the Surviving Corporation shall be amended so as to be identical to the Certificate of Incorporation of Sub, other than such Article relating to the company name of Sub and such Article relating to the identity of

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the  incorporator  of Sub, and thereafter may be amended in accordance  with its terms and as provided by the Delaware Corporation Law.

                  Section 2.2.  By-Laws.

                  Subject to Section 6.11, at the Effective Time the by-laws of the Surviving Corporation shall be amended so as to be identical to the by-laws of Sub, and thereafter may be amended in accordance with their terms and as provided by the Delaware Corporation Law.

                  Section 2.3.  Officers and Directors.

                  The officers of Sub and the directors of Sub immediately prior to the Effective Time shall be the officers and directors, respectively, of the Surviving Corporation after the Effective Time, in each case until their respective successors are duly elected and qualified.


                                  ARTICLE III.

                     Determination of Merger Consideration;
                           Conversion of Shares; Etc.

                  Section 3.1.  Determination of Merger Consideration.

                  (a) Buyer shall issue shares of Buyer Class A Common Stock in the Merger to the holders of the Outstanding Company Shares and the holders of Options as follows:

                           (i) (x) if the approval by the stockholders of Buyer contemplated in Section 6.19 hereof for the authorization of the increase in the capital stock of Buyer to permit Buyer to issue the Maximum Merger Shares is obtained, then at the time of the Closing Buyer shall issue a number of shares of Buyer Class A Common Stock equal to the number of Maximum Merger Shares or (y) if such approval by the stockholders of Buyer is not obtained, then at the time of the Closing Buyer shall issue a number of shares of Buyer Class A Common Stock equal to the number of Minimum Merger Shares; and

                           (ii) within one (1) Business Day after the date of the meeting contemplated in Section 6.19 hereof, Buyer shall notify the Company in writing of the outcome of such stockholders' vote.

                  As used herein, the "Aggregate Merger Shares" shall be the Maximum Merger Shares, if issued, or the Minimum Merger Shares, if issued.


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                  (b) The total  amount of cash to be paid in the  Merger to the holders of the Outstanding Company Shares under Section 3.2(a) (the "Aggregate Cash Consideration") shall be (i) if the Maximum Merger Shares are issued, $125,000,000 minus any cash payable with respect to the Options pursuant to
Section 3.7, or (ii) if the Minimum Merger Shares are issued, $200,000,000 minus any cash payable with respect to the Options pursuant to Section 3.7.

                  Section 3.2.  Conversion of Shares in the Merger.

                  (a) Company Common Stock. Subject to Article III hereof, at the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company (each, a "Company Stockholder" or collectively, the "Company Stockholders"), each Outstanding Company Share shall be converted into (A) that number of fully paid and nonassessable shares of Buyer Class A Common Stock equal to the quotient obtained by dividing the Aggregate Merger Shares (less any shares of Buyer Class A Common Stock issued to the holders of Options pursuant to Section 3.7) by the Outstanding Company Shares, plus (B) an amount in cash equal to the quotient obtained by dividing the Aggregate Cash Consideration by the Outstanding Company Shares, plus (C) Warrants to purchase initially the number of shares of Buyer Class A Common Stock determined by dividing 1,000,000 by the number of Outstanding Company Shares, plus (D) the right to receive a portion of the Contingent Additional Consideration provided in Section 3.4, determined by dividing such aggregate Contingent Additional Consideration by the number of Outstanding Company Shares (the consideration per share of Company Common Stock as determined herein, the "Merger Consideration"). If between the date hereof and the Effective Time, the outstanding shares of Buyer Class A Common Stock shall be changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, the calculations of Minimum Merger Shares, Maximum Merger Shares and Aggregate Merger Shares shall be correspondingly adjusted.

                  (b)......Cancellation of Company Treasury Stock.  At the
                           --------------------------------------
Effective Time by virtue of the Merger, all shares of Company
Common Stock which are held in the treasury of the Company or which are owned by any wholly owned Subsidiary of the Company shall be canceled and shall cease to exist.

                  (c)......Sub  Shares.  At the Effective  Time by virtue of the
Merger, each issued and outstanding share of capital stock of Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.


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                  Section 3.3.  Adjustment to Merger Shares.

                  (a)......Adjustment  Events.  The number of  Aggregate  Merger
Shares shall be adjusted downwards if (i) it shall have been determined that (A) one or more of the representations and warranties of the Company contained herein (without giving effect to any qualifications contained in any representation and warranty set forth in Article IV hereof with respect to any Material Adverse Effect on the Company) fails to be true and correct (i) as of the date hereof or, if any representation and warranty speaks as of a specified date, then as of such date or (ii) in the case of representations and warranties that do not speak of a specified date, then as of the Closing Date, or (B) one or more of the covenants of the Company or any Significant Stockholder set forth in this Agreement hereof fails to be performed on or prior to the Closing Date, but only to the extent the aggregate value reduction to Buyer as a result of all the foregoing (as determined under Section 9.3) exceeds $5,000,000 (the "Materiality Threshold"), or (ii) the Fees are in excess of $10,000,000, which downward adjustment, in the case of this clause (ii), shall be made only to the extent of the amount by which the Fees exceed $10,000,000, as provided in
Section 3.3(b), and which adjustment shall be made without giving effect to the Materiality Threshold. The value reduction associated with the failure of representations and warranties of the Company to be true and correct or the failure of covenants of the Company or the Significant Stockholders to be performed shall mean the actual damages (without duplication) sustained as a result thereof (without giving effect to any qualifications contained in any representation and warranty set forth in Article IV hereof with respect to any Material Adverse Effect on the Company), taking into account any insurance recovery that is available to Buyer or Sub (exclusive of any self insurance), any insurance proceeds received by the Company and the present economic value of any tax benefits to be realized by Buyer, the Company or any of their respective controlled Affiliates as a result of such damages.

               (b)......Share Reduction. The number of Aggregate Merger Shares shall be reduced by an amount equal to the sum of (i) the amount, if any, of the value reduction in excess of the Materiality Threshold resulting from the failure of any representation and warranty made by the Company to be true and correct or the failure of the Company or any Significant Stockholder to perform its respective covenants plus (ii) the amount by which the Fees exceed $10,000,000 (such sum, the "Reduction Amount"), in each case as determined in accordance with Section 3.3(a) (with each share of Buyer Class A Common Stock for purposes of calculating such deduction, being deemed to have a value equal to the Transaction Price). Upon a final determination that any such reduction is required, the number of shares of Buyer Class A Common Stock issued in the Merger to each Original Holder shall be reduced by an amount representing such holder's pro rata share of the Reduction Amount based on the


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percentage of the Aggregate Merger Shares received by such holder.  Section 3.4.
Contingent Additional Consideration.

                 Section 3.4.  Contingent Additional Consideration

                  (a) Determination as to Whether Contingent Additional Consideration is Payable. In addition to the Merger Consideration payable pursuant to Sections 3.2 and 3.5 and the consideration payable to holders of Options pursuant to Section 3.7, each holder of shares of Company Common Stock and Options immediately prior to the Effective Time which receives shares of Buyer Class A Common Stock in the Merger (any such holder and its Permitted Transferees, an "Original Holder", and any such shares, the "Original Shares") shall be entitled to receive from Buyer an additional amount of cash or shares of Buyer Class A Common Stock as, but only to the extent, provided herein (the "Contingent Additional Consideration").

                  (b) Annual Measurement Date. As promptly as possible following the date which is the first year anniversary of the Closing Date (the "Annual Measurement Date"), and subject to receipt by Buyer from the applicable Original Holder of a certificate certifying as to whether such person or any of its Permitted Transferees has disposed of any Original Shares and containing all other information regarding such holder necessary to make the computations referred to in this Section 3.4(b) (the delivery of which certificate shall be a condition of such person's ability to receive payment under this Section 3.4(b)), Buyer shall compute, with respect to each Original Holder, (i) the "Total Value" of 50% of the aggregate number of Original Shares acquired by such Original Holder (or its Permitted Transferees) in the Merger (such 50% being referred to as the "Annual Shares") and (ii) the "Annual Make-Whole Amount" (as defined below). For purposes of this paragraph, the "Total Value" of the Annual Shares of an Original Holder (and its Permitted Transferees) shall be (A) with respect to any Annual Shares held by such holder as of the Annual Measurement Date (the "Remaining Annual Shares"), an amount equal to the Market Value per share of Buyer Class A Common Stock as of the Annual

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                  Measurement  Date multiplied by the number of Remaining Annual
Shares (it being agreed that sales by such holder or any of its Permitted Transferees prior to the Annual Measurement Date of any Original Shares, up to the total of Annual Shares, shall be deemed to be sales of Annual Shares) (the "Total Remaining Annual Value") and (B) if such holder or any of its Permitted Transferees shall have sold Annual Shares after the Closing Date and prior to the Annual Measurement Date (it being agreed that sales of any Original Shares by such holder, up to the total number of Annual Shares, shall be deemed to be sales of Annual Shares) (each a "Disposed Annual Share" and collectively, the "Disposed Annual Shares"), an amount equal to the sum of each "Disposed Annual Value" (such sum, the "Total Disposed Annual Value"). With respect to each sale of Disposed Annual Shares, the "Disposed Annual Value" shall be determined on the Annual Measurement Date and shall be an amount equal to the Transaction Price minus the higher of the Market Value per share of the Buyer Class A Common Stock on the Annual Measurement Date and the price at which such Disposed Annual Shares were sold (such higher value, the "Annual Disposition Price") multiplied by the number of Disposed Annual Shares so sold; provided, however, that if the Annual Disposition Price is higher than the Transaction Price, the Disposed
Annual Value shall be deemed to be zero. The "Annual Make-Whole Amount" with respect to an Original Holder (and its Permitted Transferees) shall mean the sum of (1) the amount, but only if positive, equal to (a) the Transaction Price multiplied by the number of Remaining Annual Shares owned by such Original Holder or its Permitted Transferees on the Annual Measurement Date minus (b) the Total Remaining Annual Value as of the Annual Measurement Date of the Remaining Annual Shares held by such Original Holder or its Permitted Transferees and (2) the Total Disposed Annual Value as of the Annual Measurement Date of the Disposed Annual Shares of such Original Holder or its Permitted Transferees.

                   (c) Final Measurement Date. As promptly as possible following the date which is the twentieth monthly anniversary of the Closing Date (the "Final Measurement Date"), and subject to receipt by Buyer from the applicable Original Holder of a certificate certifying as to whether such person or any of its Permitted Transferees has disposed of any Original Shares and containing all information regarding such holder necessary to make the computations referred to in this Section 3.4(c) (the delivery of which certificate shall be a condition of such person's ability to receive payment under this Section 3.4(c)), Buyer shall compute, with respect to each Original Holder, (i) the "Total Value" of the Original Shares acquired by such Original Holder (and its Permitted Transferees) in the Merger which are not Annual Shares (the "Final Shares") and
(ii) the "Final Make-Whole Amount" (as defined below). For purposes of this paragraph, the "Total Value" of the Final Shares of an Original Holder (and its Permitted Transferees) shall be (A) with respect to any Final Shares held by such holder as of the Final Measurement Date (the "Remaining Final Shares"), an amount equal to the Market Value per share of Buyer Class A Common Stock as of the Final Measurement Date multiplied by the number of Remaining Final Shares (the "Total Remaining Final Value") and (B) if such holder or its Permitted Transferees shall have sold Final Shares after the Closing Date and prior to the Final Measurement Date (each a "Disposed Final Share" and collectively, the "Disposed Final Shares"), an amount equal to the sum of each "Disposed Final Value" (such sum, the "Total Disposed Final Value"). With respect to each sale of Disposed Final Shares, the "Disposed Final Value" shall be determined on the Final Measurement Date and shall be an amount equal to the Transaction Price minus the higher of the Market Value per share of the Buyer Class A Common Stock on the Final Measurement Date and the price at which such Disposed Final Shares were sold (such higher value, the "Final Disposition Price") multiplied by the number of Disposed Final


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Shares so sold; provided, however, that if the Final Disposition Price is higher than the Transaction Price, the Disposed Final Value shall be deemed to be zero. The "Final Make-Whole Amount" with respect to an Original Holder (and its Permitted Transferees) shall mean the sum of (1) the amount, but only if positive, equal to (a) the sum of the Transaction Price multiplied by the number of Remaining Final Shares held by such Original Holder or its Permitted Transferees on the Final Measurement Date minus (b) the Total Remaining Final Value as of the Final Measurement Date of the Remaining Final Shares of such Original Holder or its Permitted Transferees and (2) the Total Disposed Final Value as of the Final Measurement Date of the Disposed Final Shares of such Original Holder or its Permitted Transferees.

                  (d) Payment of Make-Whole Amount. If the Annual Make-Whole Amount or the Final Make-Whole Amount is more than zero with respect to any Original Holder, then, within 20 calendar days after the determination of the applicable Make-Whole Amount, Buyer shall pay in immediately available funds to each such Original Holder an amount equal to the applicable Make-Whole Amount; provided, however, that except as provided below, Buyer may, in its sole discretion, make all or any portion of any such payment by delivering to any such Original Holder fully paid and non-assessable shares of Buyer Class A Common Stock with a Market Value as of the Annual Measurement Date or the Final Measurement Date, as the case may be, equal to the applicable Make-Whole Amount (any such shares being referred to as "Make-Whole Shares"); and provided, further, that Buyer shall not have the option set forth in the preceding proviso if Buyer Class A Common Stock is no longer listed on the NYSE or another national securities exchange or automated quotation system.

                   (e) Separate Agreements with Holders. At the request of any holder of shares of Company Common Stock (or, after the Effective Time, any Original Holder), Buyer will enter into a separate agreement with such holder to evidence the obligations of Buyer under this Section 3.4.

                  (f) Adjustments for Reclassifications, Etc. If after the date hereof and before the determination set forth in this Section 3.4, the outstanding  shares  of Buyer  Class A Common  Stock  shall  be  changed  into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, the calculations set forth in this Section 3.4 shall be correspondingly adjusted.

                  Section 3.5.  Warrants.

                  (a) Issuance and Exercise of Warrants. Buyer shall issue to the Original Holders at the Effective Time warrants to purchase initially an aggregate of 1,000,000 shares of Buyer

Class A Common Stock, such Warrants to be substantially in the form to be negotiated between the Buyer and the Company as promptly as practicable following the date hereof (herein called the "Warrants" and individually called a "Warrant") and containing terms consistent with this Section 3.5 and the Warrant Assumptions set forth in Exhibit A attached hereto (it being understood that upon negotiation of such form of Warrants, the agreed upon form shall be deemed to become Exhibit A attached hereto). Within five (5) Business Days following the Final Measurement Date, and subject to receipt by Buyer from the applicable Original Holder of a certificate certifying as to whether such person or any of its Permitted Transferees has disposed of any Original Shares and containing all other information regarding such holder reasonably necessary to make the computations referred to in this Section 3.5(a) (the delivery of which certificate shall be a condition of such person's ability to receive amounts under this Section 3.5(a)), Buyer shall compute, with respect to each Original Holder and each Permitted Transferee of such Original Holder, the "Total Warrant Value" for such Original Holder and its Permitted Transferees. The "Total Warrant Value" for any Original Holder and its Permitted Transferees shall be
(i) the Warrant Value Amount (as defined below) multiplied by (ii)(x) the number of Original Shares issued to such Original Holder in the Merger and held by such Original Holder and its Permitted Transferees on the Final Measurement Date divided by (y) the number of Original Shares issued to all Original Holders in the Merger. The "Warrant Value Amount" shall be the lesser of (i) $20 million or
(ii)(x)(A) the Transaction Price multiplied by the aggregate number of Original Shares issued in the Merger plus (B) $20 million minus (y) the Market Value of a share of Buyer Class A Common Stock on the Final Measurement Date multiplied by the aggregate number of Original Shares issued in the Merger.

                  If the Total Warrant Value for any Original Holder and its Permitted Transferees is positive, then such Original Holder and its Permitted Transferees shall be entitled, for a period of five years beginning on the thirtieth day after the Final Measurement Date (the "Warrant Measurement Date"), to exercise their Warrants to purchase shares of Buyer Class A Common Stock. Buyer shall have the right to buy the Warrant held by each Warrant holder, in whole and not in part, by paying the Warrant Value Amount on the Warrant Measurement Date to the holder thereof either in immediately available funds or, except as provided below, in shares of Buyer Class A Common Stock valued at the Market Value per share of Buyer Class A Common Stock as of the Warrant Measurement Date (but not in a combination of both); provided, however, that Buyer shall not have the option set forth above and Buyer shall pay the Warrant Value Amount in immediately available funds to each Warrant holder, if Buyer
Class A Common Stock is no longer listed on the NYSE or another national securities exchange or automated quotation system.

                  (b) Determination of Exercise Price. Prior to the Final Measurement Date, a majority in interest of the Original Holders shall retain, at Buyer's expense, a nationally recognized investment banking firm with significant experience in the equity derivatives market (reasonably acceptable to Buyer) to determine the revised aggregate number of shares issuable upon exercise of the Warrants such that, in the written opinion of such investment banking firm rendered within 15 days after the Final Measurement Date, on the Final Measurement Date, the Warrants issued to the Original Holders and their Permitted Transferees would have an aggregate value, based upon the assumptions set forth on Exhibit A, equal to the Warrant Value Amount. Within two (2) Business Days after the determination of the Warrant Value Amount, Buyer shall notify each Warrant holder of the Warrant Value Amount and such holder of its Total Warrant Value and contemporaneously, such investment bank shall provide to Buyer and holder a copy of its opinion and of its standing bid, each as described in Exhibit A.

                  (c) Separate Agreements with Holders. At the request of any holder of shares of Company Common Stock (or, after the Effective Time, any Original Holder), Buyer will enter into a separate agreement with such holder to evidence the obligations of Buyer under this Section 3.5.

                  (d) Adjustments for Reclassifications, Etc. If after the date hereof the outstanding shares of Buyer Class A Common Stock shall be changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, the aggregate number of Warrants and calculations set forth in this Section 3.5 shall be correspondingly adjusted.

                  Section 3.6.  Escrow Holdback Shares.

                  (a) At the Effective Time, 1,818,430 shares of Buyer Class A Common Stock (if the Maximum Merger Shares are issued), or 1,363,822 shares of Buyer Class A Common Stock (if the Minimum Merger Shares are issued) (as the case may be, the "Escrow Holdback Shares") shall be deposited in escrow with an escrow agent mutually agreed upon by Buyer and the Company prior to the Closing (the "Holdback Escrow Agent"), to be held and administered in accordance with the terms and conditions of a Holdback Escrow Agreement, substantially in the form attached hereto as Exhibit B (the "Holdback Escrow Agreement"), against which Escrow Holdback Shares Buyer shall be entitled, in accordance with the terms of the Holdback Escrow Agreement, to recover Damages (as defined in the Holdback Escrow Agreement) that may be suffered by Buyer and that are indemnifiable in accordance with the terms of the Holdback Escrow Agreement (an "Escrow Claim Event").

                  (b) Claims in respect of Escrow Claim Events shall be made, and may be disputed, in accordance with the terms and conditions of the Holdback Escrow Agreement. Upon the occurrence of certain events, the number of Escrow Holdback Shares shall be released to Buyer to satisfy such claims as determined in accordance with the terms of the Holdback Escrow Agreement. Upon termination of the escrow, all shares of Buyer Class A Common Stock remaining in escrow shall be released in accordance with the terms of the Holdback Escrow Agreement.

                  (c)......The  holder  of any  shares  of Buyer  Class A Common
Stock received in the Merger, by acceptance thereof, agrees to the terms set forth in Section 3.6 of this Agreement and in Exhibit E and to the appointment of the Indemnification Representative named in the notice and transmittal form provided by the Exchange Agent pursuant to Section 3.9 of this Agreement.

                  Section 3.7.  Stock Options.

                   (a)......The  Company  shall take all  actions  necessary  to provide that all outstanding options to acquire shares of Company Common Stock ("Options") granted under any stock option plan, program or similar arrangement of the Company or any of its Subsidiaries, each as amended (the "Stock Option Plans"), shall become fully exercisable and vested immediately prior to the Effective Time whether or not otherwise exercisable and vested. The Company shall comply with the terms of the Stock Option Plans, as applicable, and, to the extent required thereunder, provide written notice to the holders of Options that such Options shall be treated as set forth herein. All Options which are outstanding immediately prior to the Effective Time shall be canceled and become null and void and the holders thereof shall be entitled to elect (1) to receive from the Company at the same times and in the same manner as the Company Stockholders pursuant to this Article III, for each Option to acquire one share of Company Common Stock, (A) an amount in cash equal to (x) the cash payable to the holder of one share of Company Common Stock pursuant to Section 3.2 assuming all Options had been exercised prior to the Effective Time minus (y) the exercise price per share of such Option (the "Exercise Difference"), plus (B) certificates representing that number of shares of Buyer Class A Common Stock which the holder of one share of Company Common Stock would have the right to receive pursuant to Sections 3.1 and 3.2 as adjusted as set forth in Section 3.3 hereof assuming all Options had been exercised prior to the Effective Time, plus
(C) Warrants in an amount issued to the holder of one share of Company Common Stock pursuant to Section 3.5, plus (D) the right to receive the Contingent Additional Consideration that may be payable to the holder of one share of Company Common Stock pursuant to Section 3.4, or (2) if the Exercise Difference is negative, as a condition for receiving the Buyer Class A Common Stock, the Warrants and the right to receive the Contingent Additional Consideration under clause (1) above, to pay such difference in cash to the Company on or before the Closing Date.

All applicable withholding taxes attributable to the payments made hereunder or to distributions contemplated hereby shall be deducted from the amounts payable under clause (A) above or by payment of cash by the Option holder if amounts payable under clause (A) are insufficient.

                  (b)......The  Stock Option Plans shall  terminate  immediately prior to the Effective Time.

                  Section 3.8.  Appraisal Rights.

                   (a) Notwithstanding anything in this Agreement to the contrary, but only in the circumstances and to the extent provided by the Delaware Corporation Law, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by Company Stockholders who were entitled to but did not vote such shares in favor of the Merger (or who did not provide written consent to the Merger if approval was effected through written consent) and who shall have properly and timely delivered to the Company a written demand for appraisal of their shares of Company Common Stock in accordance with Section 262 of the Delaware Corporation Law ("Dissenting Shares") shall not be converted into the right to receive, or be exchangeable for, the Merger Consideration. Instead, the holders thereof shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262 of the Delaware Corporation Law; provided, however, that (i) if any holder of Dissenting Shares shall subsequently withdraw its demand for payment of the fair value of such Dissenting Shares or (ii) if any holder fails to establish and perfect its entitlement to the relief provided in Section 262 of the Delaware Corporation Law, the rights and obligations of such holder to receive such fair value shall terminate, and such Dissenting Shares shall thereupon be deemed to have been converted into the right to receive, and to have become exchangeable for, as of the Effective Time, the Merger Consideration in accordance with Section 3.2(a) hereof.

                  (b) Within three (3) days prior to the Effective Time, the Company shall give Buyer written notice of any demands received by the Company for appraisal of Dissenting Shares. Prior to the Closing, the Company shall control all negotiations and proceedings with respect to such demands and on and after the Closing, Questor shall exercise such control. The Surviving Corporation shall promptly pay to any holder of Dissenting Shares any and all amounts due and owing to such holder as a result of any settlement or determination by the Court of Chancery of the State of Delaware with respect to such demands. If, as a result of any such settlement or determination (i) any Company Stockholder is entitled to receive as payment for its Dissenting Shares an amount per share that exceeds the amount of the Merger Consideration (such excess over the amount of the Merger Consideration, the "Appraisal Reduction Amount"), then the number of Aggregate Merger Shares shall be reduced by an amount equal to such Appraisal Reduction Amount (with each share of Buyer Class A Common Stock having a value equal to the amount of the Merger Consideration for purposes of this Section 3.8), and each Original Holder shall surrender to Buyer shares of Buyer Class A Common Stock for cancellation, in each case representing such holder's pro rata share of the Appraisal Reduction Amount based on the percentage of the Aggregate Merger Shares received by such holder, or if such Original Holder has transferred any of its Original Shares, then such Original Holder shall pay in immediately available funds an amount equal to such holder's pro rata share of the Appraisal Reduction Amount, or (ii) any Company Stockholder is entitled to receive an amount per share that is less than the amount of the Merger Consideration (such decrease under the amount of the Merger Consideration, the "Appraisal Addition Amount"), then Buyer shall promptly pay to the Original Holders pro rata in cash an amount equal to the Appraisal Addition Amount multiplied by the aggregate number of Dissenting Shares subject to such Appraisal Addition Amount. The Company shall comply with the notice provisions of Section 262 of the Delaware Corporation Law.

                  Section 3.9.  Buyer to Make Certificates Available.

                   (a) Prior to the Closing, Buyer shall select a person or persons to act as exchange agent for the Merger (the "Exchange Agent"), which person or persons shall be reasonably acceptable to the Company. On the Closing Date, Buyer shall deliver to the Exchange Agent, in trust for the benefit of the Company Stockholders (other than Company Stockholders who hold Dissenting Shares), cash in the amount sufficient to pay the aggregate cash portion of the Merger Consideration, certificates representing Buyer Class A Common Stock sufficient to pay the aggregate stock portion of the Merger Consideration (less the Escrow Holdback Shares delivered to the Holdback Escrow Agent in accordance with Section 3.6) and Warrants sufficient to pay the aggregate warrant portion of the Merger Consideration. As soon as reasonably practicable after the Effective Time but in no event more than ten (10) Business Days after the Effective Time, Buyer shall cause the Exchange Agent to send a notice and a transmittal form to each Company Stockholder advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent for cancellation such holder's certificates representing Company Common Stock ("Certificates") in exchange for the Merger Consideration. Each Company Stockholder will be entitled to receive, upon surrender to the Exchange Agent for cancellation of one or more Certificates and compliance with this Article III, a certified or bank cashier's check in the amount equal to the cash which such holder has the right to receive pursuant to the provisions of this Article III (including any cash in lieu of fractional shares of Buyer Class A Common Stock), shares of Buyer Class A Common Stock and Warrants which such holder has the right to receive pursuant to the provisions of this Article III, and the Certificates so surrendered shall forthwith be canceled; provided, however, that any Company

Stockholder in attendance or represented at the Closing which surrenders for cancellation Certificates at such time will receive such cash, shares and Warrants as set forth above at the Closing with respect to the shares of Company Common Stock represented by such Certificates. The cash paid, the shares of Buyer Class A Common Stock and the Warrants issued upon the surrender of Certificates in accordance with the terms hereof shall be deemed to have been paid and issued in full satisfaction of all rights pertaining to such shares of Company Common Stock (except with respect to the right to receive the Contingent Additional Consideration, if any, as provided in Section 3.4).

                   (b) Any Company Stockholder who has not exchanged its Certificates for the Merger Consideration in accordance with subsection (a) within six months after the Effective Time shall have no further claim upon the Exchange Agent, and shall thereafter look only to Buyer and the Surviving Corporation for payment in respect of its shares of Company Common Stock. Until so surrendered, Certificates shall represent solely the right to receive the Merger Consideration, subject to the holdback contemplated by Section 3.6 of this Agreement. If any Certificates entitled to payment pursuant to Section 3.2 shall not have been surrendered for such payment prior to such date on which any payment in respect thereof would otherwise escheat to or become the property of any Governmental Entity, the shares of Company Common Stock represented thereby shall, to the extent permitted by applicable law, be deemed to be canceled and no money or other property will be due to the holder thereof.

                  Section 3.10.  Dividends; Transfer Taxes.

                   No Distributions that are declared or made with respect to Buyer Class A Common Stock will be paid to persons entitled to receive certificates representing Buyer Class A Common Stock pursuant to this Agreement until such persons properly surrender their Certificates. Upon such surrender, there shall be paid to the person in whose name the certificates representing such Buyer Class A Common Stock shall be issued any Distributions which shall have become payable with respect to such Buyer Class A Common Stock in respect of a record date after the Effective Time and before the time of surrender. In no event shall the person entitled to receive such Distributions be entitled to receive interest on such Distributions. In the event that any certificates for any shares of Buyer Class A Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it shall be a condition of such exchange that the Certificate or Certificates so surrendered shall be properly endorsed or be otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Buyer Class A Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Company Common Stock for any shares of Buyer Class A Common Stock or dividends thereon delivered to a public official pursuant to any applicable escheat, abandoned property or similar laws.

                  Section 3.11.  No Fractional Securities.

                   Notwithstanding any other provision of this Agreement, no certificates or scrip for shares of common stock representing less than one share of Buyer Class A Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article III and no Distribution that is declared or made with respect to Buyer Class A Common Stock, stock split or interest shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. Each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Buyer Class A Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Buyer Class A Common Stock multiplied by the Transaction Price.

                  Section 3.12.  Closing of Company Transfer Books.

                  Immediately prior to the Effective Time, the Company Common Stock transfer books shall be closed and no transfer of Company Common Stock shall thereafter be made.

                  Section 3.13.  Legends and Transfer Restrictions.

                  (a) Unless the shares of Buyer Class A Common Stock issued in the Merger or pursuant to Section 3.4 or pursuant to the exercise of the Warrants issued pursuant to Section 3.5 or pursuant to Section 3.7 shall have been registered prior to their respective issuance dates under the provisions of the Securities Act, each certificate representing such shares of Buyer Class A Common Stock may contain one or more of the following legends:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold, pledged, hypothecated, exchanged, transferred or otherwise disposed of unless (A) registered under such Act and any applicable state securities and "blue sky" laws or (B) an opinion of counsel satisfactory to Buyer and its counsel that such registration is not necessary has been delivered to Buyer"; and
any legend required by the securities or blue sky laws of any state where a holder of Buyer Class A Common Stock resides, including any legend necessitated by any other agreement to which such holder is or may become a party arising out of this Agreement.

                  (b) The holder of any shares of Buyer Class A Common Stock, by acceptance thereof, agrees, so long as the legend described in this Section 3.13 shall remain on the certificate evidencing such shares, prior to any transfer (including any pledge, sale, assignment, hypothecation, gift or other transfer) of any of the same, to comply in all respects with the legend requirements of this Section 3.13. Each certificate evidencing the shares issued upon any such transfer shall bear the same legends as set forth in this Section 3.13 unless, immediately following such transfer, such shares are no longer subject to any restriction on transfer under any applicable agreement or under applicable federal or state securities laws.

                  Section 3.14.  Exemptions from Registration and Qualification.

                  At Buyer's option, the shares of Buyer Class A Common Stock to be issued in connection with the Merger will be issued either (a) in a transaction exempt from registration under the Securities Act by reason of
Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, and will be exempt from registration or qualification under state securities and "blue sky" laws or (b) pursuant to a Registration Statement on Form S-4 (the "S-4").

                  Section 3.15.  Registration Rights.

                  The holders of shares of Buyer Class A Common Stock issued pursuant to Section 3.2, 3.4 or 3.7 or issuable upon exercise of, or issued in exchange for, the Warrants issued pursuant to Section 3.5 shall have, subject to compliance with the obligations contained therein, the registration rights set forth in Exhibit E hereto, and Buyer shall take such actions to register shares of Buyer Class A Common Stock issuable thereunder as provided therein.

                  Section 3.16.  Business Combinations.

                  If, on or prior to the later of (i) the Final Measurement Date, (ii) the Warrant Measurement Date, or (iii) the date on which no Warrants are outstanding, Buyer shall consolidate or merge in a transaction in which Buyer is not the Surviving Person (as defined below), merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person in one or a series of transactions (a "Business Combination"), the provisions of Section 3.16(b) are applicable unless:

                  (a) (1) the person formed by such consolidation or into which Buyer is merged or the person which acquires by conveyance or transfer, or which leases, the properties and assets of Buyer substantially as an entirety (the "Surviving Person") is a corporation, partnership or limited liability company, (2) the consideration payable to holders of Buyer Class A Common Stock consists solely of stock of the Surviving Person or its parent that is listed on a national securities exchange or automated quotation system (other than cash paid in lieu of fractional shares and cash paid for Dissenting Shares), and (3) the Surviving Person or, if the Surviving Person is a wholly-owned subsidiary and the consideration payable consists of stock of the parent of such Surviving Person, such Surviving Person's parent, expressly assumes payment of all amounts due as Contingent Additional Consideration and delivery of shares upon exercise of the Warrants (in each case appropriately adjusting such payment or delivery obligation to reflect the exchange ratio and the other terms of the Business Combination) and the performance of every covenant of this Agreement on the part of Buyer to be performed or observed;

                  (2) Buyer shall deliver to each holder of Company Common Stock immediately prior to the Effective Time or each Original Holder at or after the Effective Time, as the case may be, an officer's certificate, stating that such Business Combination complies with this Section 3.16 and that all conditions precedent herein provided relating to such transaction have been complied with; and

                  (3) The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, Buyer under this Agreement with the same effect as if the Surviving Person had been named as Buyer herein, and thereafter.

                  (b) In case of a Business Combination in which all of the criteria contained in clause (a)(1) herein are not met with respect to the Surviving Person or its parent, as applicable, or at Buyer's option in the case of any Business Combination, the Annual Measurement Date, the Final Measurement Date and the Warrant Measurement Date shall be deemed to be the date of consummation of the Business Combination unless such date has already occurred and Buyer shall pay on or prior to the date of such Business Combination to each person entitled thereto in immediately available funds (i) all amounts remaining to be payable pursuant to Section 3.4(d) and (ii) the Warrant Value Amount, assuming the applicable payment dates therein are the dates of such Business Combination.

                                   ARTICLE IV.

                  Representations and Warranties of the Company

                  The Company represents and warrants to Buyer that:

                  Section 4.1.  Corporate Organization and Authorization.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.
                  (b) The Company has all requisite corporate power and authority to carry on its business as presently conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of the activities conducted by it makes such qualification necessary, except where the failure to so qualify or to maintain such good standing (either in one jurisdiction or in the aggregate) would not have a Material Adverse Effect on the Company. As used in this Agreement, the term "Material Adverse Effect" means with respect to any person, any change or effect that is (i)
materially adverse to the condition (financial or otherwise), business operations, assets or results of operations of such person and its Subsidiaries, taken as a whole or (ii) has a material adverse effect on the ability of such person to enter into this Agreement or consummate the transactions contemplated hereby.

                  (c) As of the date hereof, each Subsidiary of the Company is identified in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 1997. Except for the Subsidiaries of the Company listed in such quarterly report, there is no corporation, association, subsidiary, partnership, limited liability company or other entity of which the Company owns or controls, directly or indirectly, more than 10% of the outstanding equity interests.

                  (d) Each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority and, except as set forth on Schedule 4.1(d), all governmental authorizations, certificates, permits, licenses, consents and approvals required to carry on its business as presently conducted, except where the failure to possess such authorizations, certificates, licenses, consents and approvals (either individually or in the aggregate) would not have, individually or in the aggregate, a Material Adverse Effect on the Company. Each Subsidiary of the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of the activities conducted by it makes such qualification necessary, except where the failure to so qualify or to maintain such good standing (either in one jurisdiction or in the aggregate) would not have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as set forth on Schedule 4.1(d), there are no voting trusts or other agreements or understandings with respect to the voting of capital stock or other equity interests of the Company or any Subsidiary of the Company to which the Company or any Subsidiary of the Company is a party.

                  (e) Except as set forth on Schedule 4.1(e), all of the outstanding capital stock of each Subsidiary of the Company (i) has been validly issued, is fully paid and nonassessable and is not subject to preemptive or similar rights and (ii) is owned by the Company, directly or indirectly, free and clear of any lien or other encumbrance. There are no outstanding (i) securities of any Subsidiary of the Company convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of the Company or (ii) options or other rights to acquire from the Company or any Subsidiary of the Company, and no other obligation of the Company or any Subsidiary of the Company to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for, any capital stock, voting securities or ownership interests in such Subsidiary (items in clauses (i) and (ii) being referred to collectively as the "Company Subsidiary Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Company Subsidiary Securities.

                  (f) This Agreement has been duly executed and delivered by the Company and, except for obtaining the approval to the Merger of (i) a majority of holders of the Company Common Stock and (ii) the Board of Directors of the Company, each of which approval has been obtained prior to the execution hereof, no corporate authorization on the part of the Company is necessary to consummate the transactions contemplated by this Agreement.

                  (g) This Agreement constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except to the extent enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

                  (h) The copies of the respective Certificates of Incorporation and By-Laws, and all amendments thereto to the date of this Agreement, of the Company and its Subsidiaries heretofore delivered to Buyer are complete and true copies of such documents as in effect on the date hereof.

                  Section 4.2.  Capitalization.

                  (a) As of the date hereof, the authorized stock of the Company consists of Two Hundred Seventy Five Thousand (275,000) shares of Common Stock, par value $0.01 per share ("Company Common Stock"), of which (i) Two Hundred Twenty Five Thousand (225,000) shares have been designated Class A Common Stock,
(ii) Twenty Five Thousand (25,000) shares have been designated Class B Common Stock and (iii) Twenty Five Thousand (25,000) shares have been designated Class C Common Stock.

                  (b) As of the date hereof, (i) One Hundred Nine Thousand Ninety (109,090) shares of Class A Common Stock are outstanding, (ii) Thirteen Thousand Nine Hundred Ten (13,910) shares of Class B Common Stock are outstanding and (iii) no more than Eighteen Hundred (1,800) shares of Class C Common Stock are outstanding. All of such issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and, except as set forth on Schedule 4.2(b) hereto, not subject to preemptive or similar rights. All holders of Class A and B Company Common Stock are Accredited Investors. Schedule 4.2(b) hereto sets forth the name of each holder of Class A, Class B and Class C Company Common Stock as of March 2, 1998 and the number of shares owned by each such holder on such date.

                  (c) Schedule 4.2(c) hereto sets forth, as of the date hereof, the name of each holder of Options, together with the number of options to purchase Company Common Stock held by each such holder. Except as set forth in this Section 4.2(c) and on Schedule 4.2(c), there are (i) as of the date hereof, no outstanding shares of capital stock or other equity securities of the Company and no outstanding options, warrants or rights to purchase or acquire from the Company any capital stock of the Company or other equity securities, (ii) no existing registration covenants with the Company with respect to Outstanding Company Shares, and (iii) as of the date hereof, no convertible securities or other contracts, commitments, agreements, understandings, arrangements or restrictions by which the Company is bound to issue any additional shares of its capital stock or other equity securities. Except as set forth in Schedule 4.2(c), there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other equity securities of the Company.

                  Section 4.3.  Noncontravention.

                  Subject to the expiration or termination of the applicable waiting period required by the H-S-R Act, except as disclosed in Schedule 4.3 hereto, neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby:

                           (i) violates, or conflicts with, or constitutes a default under, the certificate or articles of incorporation or by-laws, as amended, of any of the Company or any of its Subsidiaries, or

                           (ii) violates or will violate any statute or law or any rule, regulation, order, judgment or decree of any court or governmental authority to which the Company or any of its Subsidiaries or any of their properties or assets is subject, except where the existence of such violation would not, individually or in the aggregate, have a Material Adverse Effect on the Company, or

                           (iii) (with or without notice or lapse of time or both), constitutes a default under any contract or agreement of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound, except where the existence of such defaults would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, or

                           (iv) requires that the Company obtain any consents or approvals of third parties, except where the failure to obtain such consents or approvals would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole.

                  Section 4.4. SEC Filings. The Company has timely made all filings with the SEC that it has been required to make under the Securities Act or the Exchange Act (collectively, the "Company Public Reports"). Each of the Company Public Reports has complied with the Securities Act and the Exchange Act in all material respects. None of the Company Public Reports, as of its respective date, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Included in such Company Public Reports are (i) the unaudited consolidated statements of operations (x) for the Company, for the three months ended September 30, 1997 and the nine months ended September 30, 1997 and (y) for the Company's predecessor, the three months ended September 30, 1996 and the nine months ended September 30, 1996, (ii) the audited consolidated balance sheets of the Company and its Subsidiaries at December 31, 1996 and the notes thereto, (iii) for the period from September 5, 1996 to December 31, 1996 the audited consolidated statement of operations, changes in shareholders' equity and cash flows of the Company and the notes thereto, (iv) the unaudited consolidated balance sheet of the Company and its Subsidiaries at September 30, 1997 (the "Interim Balance Sheet"), (v) the unaudited consolidated statements of cash flows (x) for the Company's predecessor, for the nine months ended September 30, 1996 and (y) for the Company, for the nine months ended September 30, 1997 and the notes thereto and (vi) for the Company's predecessor the other financial statements contained in the Company Public Reports (collectively, the "Interim Financial Statements").

                  Section 4.5.  Financial Statements; Stockholders' Equity.

                  (a)......Except  as set  forth  in  Schedule  4.5,  all of the financial statements included in the Company Public Reports, and the audited financial statements of the Company for the year ended December 31, 1997 to be delivered prior to the Closing complied (or will comply) as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared (or will be prepared) in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present (or will fairly present) in accordance with applicable requirements of GAAP (subject, in the case of unaudited statements, to normal recurring adjustments, none of which were or are expected, individually or in the aggregate, to be material in amount) the consolidated financial position of the Company and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of the Company and its consolidated Subsidiaries for the periods presented therein. Except as set forth in the Company Public Reports and except as incurred or accrued in the ordinary course of business consistent with prior practice subsequent to September 30, 1997, neither the Company nor any Subsidiary of the Company has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated Subsidiaries or in the notes thereto, other than liabilities or obligations which individually or in the aggregate, do not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                  (b)......The total  stockholders'  equity of the Company, on a consolidated basis, as of December 31, 1997, determined in accordance with GAAP, is at least $101,500,000.

                  Section 4.6. Legal Proceedings. Except as disclosed in the Company Public Reports or as set forth on Schedule 4.6 hereto, as of the date hereof there are no (and, except as arising in the normal course of business from the date hereof through the Closing Date or relating to breaches or liabilities disclosed in the Disclosure Schedules as of the date hereof, as of the Closing Date there will be no) claims, actions, suits, proceedings or investigations pending or, to the Company's Knowledge, threatened by or against or involving, the Company or any of its Subsidiaries (a) seeking to enjoin, prohibit, restrain or otherwise prevent the transactions contemplated hereby or
(b) which, if determined adversely to the Company, would,
individually or in the aggregate, result in a Material Adverse Effect on the Company. Except as disclosed in the Company Public Reports, as of the date hereof there are no (and, except as arising in the normal course of business from the date hereof through the Closing Date or relating to breaches or liabilities disclosed in the Disclosure Schedule as of the date hereof, as of the Closing Date there will be no) judgments, decrees or orders issued by any court, board or other governmental or administrative agency presently outstanding and unsatisfied against the Company or any Subsidiary of the Company or any of their respective assets, except where the existence of such judgment, decree or order would not have, individually or in the aggregate, a Material Adverse Effect on the Company.

                  Section 4.7.  Employee Plans.

                  (a) None of the  Employee  Benefit  Plans is a  "multiemployer plan", as defined in Section 4001(a)(3) of ERISA ("Multiemployer Plan"). Neither the Company nor any Subsidiary of the Company has withdrawn in a complete or partial withdrawal from any Multiemployer Plan, nor has any of them incurred any liability due to the termination or reorganization of a Multiemployer Plan. "Employee Benefit Plans" means "employee benefit plans", as defined in Section 3(3) of ERISA, and all other employee benefit arrangements, employment agreements, or payroll practices, including, without limitation, any such arrangements or payroll practices providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options (including those held by directors, employees, and consultants), hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, that are maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is obligated to contribute thereunder for current or former employees of the Company or any Subsidiary of the Company.

                  (b) None of the Employee Benefit Plans is a "single employer plan", as defined in Section 4001(a)(15) of ERISA, that is subject to Title IV of ERISA. Neither the Company nor any Subsidiary of the Company has incurred any outstanding material liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA. Neither the Company nor any ERISA Affiliate has engaged in any transaction described in Section 4069 of ERISA.

                  (c) To the Company's Knowledge, each Employee Benefit Plan that is intended to qualify under Section 401 of the Code, and each trust maintained pursuant thereto, has been determined to be exempt from federal income taxation under Section 501 of the Code by the IRS, and, to the Company's Knowledge, nothing has occurred with respect to the operation of any such Employee Benefit Plan that would cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code.

                  (d) There has been no material violation of ERISA or the Code with respect to the filing of applicable reports, documents and notices regarding the Employee Benefit Plans with the Secretary of the Department of Labor or the Secretary of the Department of Treasury or the furnishing of required reports, documents or notices to the participants or beneficiaries of the Employee Benefit Plans.

                  (e) To the Company's Knowledge, there are no pending audits, investigations, actions, claims or lawsuits which have been asserted, instituted or, to the Company's Knowledge, threatened, against the Employee Benefit Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of the Employee Benefit Plans with respect to the operation of such plans (other than routine benefit claims).

                  (f) To the Company's Knowledge, the Employee Benefit Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA and the Code (including rules and regulations thereunder) and other applicable federal and state laws and regulations.

                  (g) Except as set forth on Schedule 4.7(g), no payment required to be made to any employee associated with the Company or any Subsidiary of the Company as a result of the transactions contemplated hereby under any contract or otherwise will, if made, constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

                  (h) To the Company's Knowledge,  except as provided in Section
4.7 or set forth on Schedule 4.7(h), the consummation of the transactions contemplated hereby will not accelerate the vesting or payment of any benefit under any Employee Benefit Plan.

                  (i) For purposes of this Section 4.7, the term "Subsidiaries" (or "Subsidiary" as the context may require) means any entity treated as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Code.

                  Section  4.8.  Intellectual  Property.  Except as set forth on
Schedule 4.8, the Company and its Subsidiaries own, free and clear of any liens, or are licensed or otherwise have the right to use all (i) Transferred Intellectual Property as set forth on Schedule 4.8 and (ii) the intellectual property licensed to the Company under the Copyright License Agreement, the Software License Agreement and the Trademark License Agreement (such agreements, together with the Transferred Intellectual Property, the "Company Intellectual Property"). Except as set forth on Schedule 4.8, the Company Intellectual Property includes all the intellectual property which is material to the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole. Except for any of the following that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, and except as set forth on Schedule 4.8:

                  (a) no proceedings have been instituted or are pending or, to the Company's Knowledge, are threatened, which challenge any rights in respect of the validity of the Company Intellectual Property;

                  (b) to the Company's Knowledge, none of the Company Intellectual Property infringes upon or otherwise violates the rights of others or is being infringed upon by others, and none is subject to any outstanding order, decree, judgment, stipulation or charge;

                  (c) with the exception of the Patent License Agreement, no licenses, sublicenses or agreements granting rights in any of the Company Intellectual Property have been granted or entered into by the Company, which in each case remain in effect; and

                  (d) the Company has not received any notice of interference or infringement of any of the Company Intellectual Property.

Neither the Company nor any of its Subsidiaries is obligated to pay any royalties or make similar payments in respect of the Company Intellectual Property.

                  Section 4.9. Events Subsequent to September 30, 1997. Except as set forth on Schedule 4.9 hereto or as disclosed in the Company Public Reports, since September 30, 1997, the Company has conducted its business in the ordinary course and there has not been (a) any material adverse change in the condition (financial or otherwise), business, operations, assets or results of operations of the Company and its Subsidiaries, (b) any declaration, setting aside or payment of any dividend or any other distribution with respect to any of the capital stock or other equity interests of the Company, or (c) any material change by the Company in accounting principles.

                  Section 4.10.  Compliance with Laws.

                  (a) Except for such non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect on the Company and, except as disclosed on Schedule 4.10(a), the conduct of the Company and its Subsidiaries complies in all material respects with all statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto, except for violations or failures to so comply, if any, that are consistent with the relevant industry standard. No action or proceeding relating to any such statutes, laws, regulations, ordinances, rules, judgments, orders or decrees is pending or, to the Company's Knowledge, threatened, except for such actions and proceedings as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

                  (b) Schedule 4.10(b) sets forth information as to any violation or alleged violation, with respect to any real property leased by the Company or any of its Subsidiaries, of any existing federal, state, local or foreign law or regulation (or order, permit, plan or compliance schedule) pertaining to environmental protection, including without limitation the discharge or disposal of air or water pollutants, poisoned waste wells, or the storage, treatment or disposal of solid or hazardous or toxic substances (collectively, "Environmental Law") of which the Company or any of its Subsidiaries has received notice which would have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as disclosed in
Schedule 4.10(b), neither the Company nor any of its Subsidiaries is currently, and to the Company's Knowledge has not been, in material violation of any such Environmental Law, and, except as set forth in Schedule 4.10(b), neither the Company nor any of its Subsidiaries is currently required to incur any material expenditures for purposes of compliance therewith, except for such violations, expenditures, or noncompliance, as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company has furnished Buyer with copies of all internally prepared or commissioned environmental studies, assessments or reports in the Company's possession or control that are specific to the properties subject to the Disclosed Leases.

                  (c) Except as disclosed in Schedule 4.10(c), to the Company's Knowledge, there are no underground storage tanks or regulated above ground storage tanks located at any real property subject to the Leases, nor has the Company used any such property or permitted any such property to be used for the maintenance and servicing of vehicles.

                  (d) Except as disclosed in Schedule 4.10(d), to the Company's Knowledge, no asbestos or asbestos containing material is present at any real property subject to the Leases.

                  (e) Except as disclosed in Schedule 4.10(e), to the Company's Knowledge, no hazardous substance, pollutant or contaminant, as defined in any Environmental Law, and no oil, as defined in the Oil Pollution Act of 1990, 33 U.S.C. ss.2730, was released at any real property subject to the Leases at any time when the Company used or occupied such property except for such presence which would not now or with the passage of time require any remediation, removal, corrective action, investigation or monitoring under any Environmental Law.

                  Section 4.11. Registration Statement. The information with respect to the Company or any Subsidiary of the Company that the Company furnishes to Buyer in writing specifically for use in (a) the S-4 and the Registration Statement on Form S-3 (the "S-3") will not contain at the time any such Registration Statement becomes effective, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein not misleading and (b) the Proxy Statement relating to the stockholders' meeting referred to in Section
6.19 (the "Proxy Statement") will not contain at the time such Proxy Statement is mailed and the date of the stockholders' meeting, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein not misleading.

                  Section 4.12. Properties; Leases. Except as disclosed in the Company Public Reports or as set forth on Schedule 4.12 and except for Permitted Liens,

                  (a) the Company or one of its Subsidiaries has good and marketable title, free and clear of all liens and encumbrances, to the trucks and the other assets of the Company and its Subsidiaries that are reflected in the financial statements included in the Company's Form 10-Q for the quarter ended September 30, 1997, except where such failure to hold such title would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company owns or holds under valid and existing lease or license each piece of real or personal property included in or capitalized on the Interim Financial Statements;

                  (b) neither the Company nor any of its Subsidiaries owns any real property. Schedule 4.12 sets forth a complete and correct list of the leases (i) for the Company's headquarters and (ii) for the locations in which the Company has significant office operations (the "Disclosed Leases"). Except for any of the following that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, (i) to the Company's Knowledge, neither the whole nor any portion of any property on which the Company or any of its Subsidiaries has a leasehold interest (the "Leases") has been condemned, requisitioned or otherwise taken by any public authority, and no notice of any such condemnation, requisition or taking has been received or is threatened, (ii) to the Company's Knowledge, the Leases are in full force and effect and are valid, binding and enforceable in accordance with their respective terms against the parties thereto, except to the extent such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally or by general equitable principles, (iii) no amount payable under any Lease is past due, (iv) the Company, and to the Company's Knowledge each other party thereto, has complied with all material commitments and obligations on its part to be performed or observed under each Lease, and (v) the Company has not received any notice of a default (which has not been cured), offset or counterclaim under any Lease, or any other communication calling upon the Company to comply with any provision of any Lease or asserting non-compliance (which has not been cured), and no event or condition has happened or presently exists which constitutes a material default or, after notice or lapse of time or both, would constitute a material default under any Lease; and

                  (c) the Company has not mortgaged, pledged or otherwise encumbered its interest in any premises covered by the Leases, nor has it assigned its interest under any Lease or sublet all or any portion of any real property which it leases nor has it granted to any person any rights to any of the premises covered by any Lease or in and to any Lease, other than the right of any dealer to occupy any part of the premises covered by the Leases for the purpose of operating a store for the business of the Company or any of its Subsidiaries.

                  Section 4.13.  Tax Matters.

                  (a) Except as otherwise disclosed in Schedule 4.13(a): (i) all Tax returns required to be filed by each of the Company and its Subsidiaries have been filed and each has paid (or the Company has paid on its Subsidiary's behalf), or has set up an adequate reserve for the payment of, all material
Taxes  required  to be paid in respect of the periods  covered by such  returns;
(ii) neither the Company nor any of its Subsidiaries is delinquent in the payment of any material tax, assessment or governmental charge; (iii) except for Permitted Liens, there are no Tax liens upon the assets of the Company or any of its Subsidiaries except liens for Taxes not yet due or being contested in good faith through appropriate proceedings; and (iv) no material deficiency for any Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries that has not been resolved, reserved against or paid in full.

                  (b) Except as otherwise disclosed in Schedule 4.13(b): (i) all Taxes, deposits or other payments for which the Company or any of its Subsidiaries is liable through the date hereof either have been paid or accrued in full on the books and records of the Company or its Subsidiaries, as applicable, except for such Taxes as are not required by GAAP to be accrued or are immaterial in amount; (ii) there are not now any extensions of time in effect with respect to the dates on which any returns or reports with respect to any Taxes were or are due to be filed; (iii) no audit or investigation of any return or report of Taxes is currently underway, pending or, to the Company's knowledge, threatened; and (iv) there are no outstanding waivers or agreements by the Company or any Subsidiary of the Company for the extension of time for the assessment of any material Taxes or deficiency thereof, nor are there any requests for rulings, outstanding subpoenas or requests for information or any other matter pending between the Company or any of its Subsidiaries and any taxing authority.

                  (c) The Company has delivered to Buyer true and complete copies of all federal and state income tax returns (together with any Revenue Agent's Reports) relating to the operations of the Company and the Subsidiaries of the Company for the taxable years ended since 1996.

                  (d) None of the Company or any of its Subsidiaries has filed a consent pursuant to Section 341(f) of the Code. None of the Company, any of its Subsidiaries or any predecessor in interest of such party, has filed, or may be deemed to have filed, any election under Section 338 of the Code.

                  (e) Except as set forth on Schedule 4.13(e), neither the Company nor any of its Subsidiaries has made any payment which constitutes an "excess parachute payment" within the meaning of Section 280G of the Code, and no payment by the Company or any of its Subsidiaries required to be made under any contract will, if made, constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

                  (f) Except as set forth in Schedule 4.13(f), neither the Company nor any of its Subsidiaries is a party to any tax allocation or tax sharing agreement.

                  (g) None of the Company or any of its Subsidiaries has been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated federal income tax return (other than a group the common parent of which was the Company).

                  Section 4.14. Brokerage. Except for Questor Management Company, no broker, agent, finder or financial advisor has acted, directly or indirectly, for the Company, and with such exception, the Company has not incurred any obligation to pay any brokerage fee, agent's commission, finder's fee, financial advisory fee or other commission in connection with the transactions contemplated by this Agreement.

                  Section 4.15.  Insurance; Protection Products.

                  (a) Schedule 4.15(a) lists insurance policies owned or held by the Company or any of its Subsidiaries as of February 28, 1998, which may cover the Company or any of its assets. As of the date hereof, all such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid to the extent due, and no notice of cancellation or termination has been received with respect to any such policy. To the best of the Company's Knowledge, the insurance maintained by the Company and its Subsidiaries is customary in the industry and complies with applicable material governmental regulations.

                  (b) Schedule 4.15(b) lists all protection products offered as of the date hereof by the Company and its Subsidiaries in connection with the rental of trucks by the Company.

                  Section 4.16. Contracts. Schedule 4.16 sets forth a complete and correct list of (i) all material contracts between Ryder Truck Rental, Inc. and/or Ryder System Inc. and the Company or any of its Subsidiaries and (ii) all contracts entered into by the Company or any of its Subsidiaries since September 30, 1997 and on or prior to the date hereof that would be required to be filed as an exhibit to any Form 10-K or 10-Q filed by the Company. The Company has delivered to the Buyer or its representatives true and complete originals or copies of all contracts set forth in clauses (i) and (ii). Except as disclosed in Schedule 4.16, to the Company's Knowledge, all material contracts entered into by the Company or any of its Subsidiaries by which such parties are bound including the contracts disclosed in clauses (i) and (ii) above and the contracts filed as exhibits to the Company Public Reports (the "Contracts") are valid and binding and enforceable against the Company or its Subsidiaries, as the case may be, and against the other parties thereto, except to the extent such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally or by general equitable principles, the Company is not, and to the Company's knowledge, the other parties thereto are not, as of the date hereof, in material breach of any Contract or material default thereunder, and there does not exist under any provision thereof, to the Company's Knowledge, as of the date hereof, any event that, with the giving of notice or the lapse of time or both, would constitute such a breach or default, except for such failures to be valid and binding and such breaches, defaults and events as to which requisite waivers or consents have been or are obtained or which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as disclosed on
Schedule 4.16, as of the date hereof no indemnification claim has been made by Ryder Truck Rental, Inc. and/or Ryder System Inc. with respect to any contracts between Ryder Truck Rental, Inc. and/or Ryder System Inc. and the Company or its Subsidiaries, as the case may be. To the Company's Knowledge, no material indemnification claims exist under any of the Contracts set forth in clause (i) above. Except as set forth in Schedule 4.16, no contract to which the Company or any of its Subsidiaries, contains any provision which creates, or purports to create, or subjects the Company or any of its Affiliates to, any material restriction on any business activity that may be conducted by the Company or any of its Affiliates through non-competes.

                  Section 4.17.  Transactions with Affiliates.

                  (a) Except as set forth in Schedule 4.17(a), no director, no shareholder and no persons controlled by any director or shareholder of the Company or any of its Subsidiaries or any entity in which any such director or other affiliate or associate, owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by any such person) has any interest in: (i) any contract, arrangement or understanding with, or relating to, the business or operations of the Company or any of its Subsidiaries; (ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of the Company or any of its Subsidiaries; or (iii) any property (real, personal or mixed), tangible, or intangible, used or currently intended to be used in, the business or operations of the Company or any of its Subsidiaries.

                  (b) Except as set forth on Schedule 4.17(b), no officer of the Company or any of its Subsidiaries has sold or transferred any property or assets to or purchased or acquired any property or assets from, or otherwise engaged in any other transactions with the Company or any of its Subsidiaries, except that the Company and any of its Subsidiaries may have engaged in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions no less favorable to the Company or such Subsidiary than could have been obtained in an arm's-length basis from unrelated third parties.

                  Section 4.18. Voting Requirements; Dissenters' Rights. The affirmative vote of the holders of a majority of the Outstanding Company Shares with respect to this Agreement and the Merger was the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement, the Merger and the transactions contemplated by this Agreement and the Merger.

                  Section 4.19. Labor Matters. As of the date hereof, there are no collective bargaining agreements with labor unions or associations representing employees of the Company or any Subsidiary of the Company. Since October 17, 1996, there has been no material work stoppage against the Company or any of its Subsidiaries by any employees of the Company or any of its Subsidiaries nor, to the Company's Knowledge, is any such stoppage threatened. Neither the Company nor any of its Subsidiaries has been involved in or, to the Company's Knowledge, threatened with, any collective bargaining dispute, arbitration, lawsuit or administrative proceeding relating to a collective bargaining matter involving the employees of the Company or any of its
Subsidiaries (excluding routine workers' compensation claims) that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

                  Section 4.20. Quantity and Maintenance of Trucks. As of January 31, 1998, the Company owned at least 29,000 trucks. Since such date, the Company has maintained the trucks in accordance with its ordinary course of business consistent with past practice, unless and until sold to third parties in the ordinary course of business.

                  Section 4.21. Accounts Receivable. All accounts receivable of the Company and its Subsidiaries which are reflected on the Interim Balance Sheet are fairly presented thereon in accordance with GAAP.

                  Section 4.22. Licenses,  Permits,  etc. Except as disclosed on
Schedule 4.22, each of the Company and its Subsidiaries have all material licenses, permits, certificates, franchises, consents, approvals and other authorizations of any Governmental Entity required to carry on their business as presently conducted (the "Licenses"). All Licenses have been validly obtained and are in full force and effect except for those whose failure to be in full force and effect would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as disclosed on
Schedule 4.22, as of the date hereof, no proceeding is pending or, to the Company's Knowledge, threatened seeking the revocation or limitation of any such License that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company. The businesses of the Company and its Subsidiaries are presently being conducted in a manner that does not violate in any material respect any of the terms or conditions under which any License was granted.

                  Section 4.23. Disclosure. None of the representations and warranties by the Company in this Agreement and no statement on the part of the Company contained in any of the Schedules hereto contains or will contain as to the applicable representation and warranty any untrue statement of a material fact or omits or will at the Closing omit to state any material fact necessary in order to make any of the statements herein or therein, in light of the circumstances under which it was made, not misleading.


                                   ARTICLE V.

                     Representations and Warranties of Buyer

                 Buyer represents and warrants to the Company that:

                  Section 5.1.  Corporate Organization and Authorization.

                  (a) Each of Buyer and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

                  (b) Buyer has all requisite corporate power and authority and, except as set forth on Schedule 5.1(b), all governmental authorizations, permits, certificates, licenses, consents and approvals required to carry on its business as presently conducted, except where the failure to possess such authorizations, permits, certificates, licenses, consents and approvals (either individually or in the aggregate) would not have a Material Adverse Effect on Buyer. Buyer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of the activities conducted by it makes such qualification necessary, except where the failure to so qualify or to maintain such good standing (either in one jurisdiction or in the aggregate) would not have, individually or in the aggregate, a Material Adverse Effect on Buyer.

                  (c) This Agreement has been duly executed and delivered by Buyer and Sub and, except for approval of this Agreement by Buyer's and Sub's Board of Directors and by a majority of holders of Sub's common stock, which approval has been obtained prior to the execution hereof, no corporate authorization on the part of Buyer or Sub is necessary to consummate the transactions contemplated by this Agreement. No approval by the shareholders of Buyer is required by law, charter or by-laws of Buyer, listing agreement with, or policy of the NYSE or otherwise for the consummation of this Agreement, it being understood, however, that in order for Buyer to issue a number of shares in excess of the Minimum Merger Shares, it must obtain shareholder approval to amend its Certificate of Incorporation to increase the number of shares of authorized common stock (and the failure of Buyer to obtain such approval shall give rise to Buyer's obligation to issue the Minimum Merger Shares and the Aggregate Cash Consideration deliverable pursuant to Section 3.1(b) hereof when the Minimum Merger Shares are issued pursuant to Section 3.1(a) hereof).

                  (d) This Agreement constitutes a valid and binding agreement of Buyer and Sub and is enforceable against Buyer and Sub in accordance with its terms, except to the extent enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

                  (e) The copies of the Certificate of Incorporation and By-Laws, and all amendments thereto to the date of this Agreement, of Buyer and Sub heretofore delivered to the Company are complete and true copies of such documents as in effect on the date hereof.

                  Section 5.2.  Capitalization.

                  (a) As of the date hereof, the authorized capital stock of Buyer consists of: (i) Thirty Seven Million Five Hundred Thousand (37,500,000) shares of Common Stock, par value $0.01 per share ("Buyer Common Stock"), of which (x) Thirty Five Million (35,000,000) shares of Common Stock have been designated Class A Common Stock, par value $0.01 per share ("Buyer Class A Common

Stock") and (y) Two Million Five Hundred Thousand  (2,500,000)  shares of
Common Stock have been designated Class B Common Stock, par value $.01 per share ("Buyer Class B Common Stock"), and (ii) Two Hundred Fifty Thousand (250,000) shares of Preferred Stock, par value $0.01 per share.

                  (b) As of March 3, 1998, (i) Twenty Five Million Six Hundred Sixty Two Thousand Eight Hundred Fifty Seven (25,662,857) shares of Buyer Class A Common Stock, and (ii) One Million Nine Hundred Thirty Six Thousand Six Hundred (1,936,600) shares of Buyer Class B Common Stock are issued and outstanding. All of such issued and outstanding shares of Buyer Common Stock are validly issued, fully paid and nonassessable. Except as set forth in Schedule
5.2(b) hereto, as of March 3, 1998, Buyer has no other outstanding capital securities or securities convertible into or exchangeable for any shares of its capital stock or any preemptive or other rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, any calls, commitments or claims of any character relating to, any shares of its capital stock or any securities convertible into or exchangeable for any shares of its capital stock.

                  (c) Buyer has a sufficient number of shares of Buyer Class A Common Stock authorized and reserved for issuance to the holders of the Outstanding Company Shares and holders of Options to issue the Minimum Merger Shares in accordance with Section 3.1(a)(i)(y) of this Agreement.

                  Section 5.3.  Noncontravention.

                  Subject to the expiration or termination of the applicable waiting period required by the H-S-R Act, except as disclosed in Schedule 5.3 hereto, neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby:

                           (i) violates, or conflicts with, or constitutes a default under, the certificate or articles of incorporation or by-laws, as amended, of any of Buyer or any of its Subsidiaries, or

                           (ii) violates or will violate any statute or law or any rule, regulation, order, judgment or decree of any court or governmental authority to which Buyer or any of its Subsidiaries or any of their properties or assets are subject, except where the existence of such violation would not, individually or in the aggregate, have a Material Adverse Effect on Buyer, or

                           (iii) (with or without notice or lapse of time or both), constitutes a default under any contract or agreement of any kind to which Buyer or any of its Subsidiaries is a party or by which either of them is bound, except where the existence of such default would not, individually or in the aggregate, have a Material Adverse Effect on Buyer, or

                           (iv) except as disclosed on Schedule 5.3, requires that Buyer obtain any consents or approvals of third parties, except where the failure to obtain such consent or approval would not, individually or in the aggregate, have a Material Adverse Effect on Buyer.

                  Section 5.4. SEC Filings. Since January 1, 1995, Buyer has made all filings with the SEC that it has been required to make under the Securities Act or the Exchange Act (collectively, the "Buyer Public Reports"). Each of the Buyer Public Reports has complied with the Securities Act and the Exchange Act in all material respects. None of the Buyer Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                  Section 5.5. Financial Statements. All of the financial statements included in the Buyer Public Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the period involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the
SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of unaudited statements, to normal recurring adjustments, none of which were or are expected, individually or in the aggregate, to be material in amount) the consolidated financial position of Buyer and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of Buyer and its consolidated Subsidiaries for the periods presented therein. Except as set forth in the Buyer Public Reports, neither the Buyer nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated Subsidiaries or in the notes thereto, other than liabilities or obligations which, individually or in the aggregate, do not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Buyer.

                  Section 5.6. Legal Proceedings. Except as disclosed in the Buyer Public Reports or as set forth on Schedule 5.6 hereto, there are no claims, actions, suits, proceedings or investigations pending or, to Buyer's knowledge, threatened by or against or involving, Buyer or any Subsidiary of Buyer (a) seeking to enjoin, prohibit, restrain or otherwise prevent the transactions contemplated hereby or (b) which, if determined adversely to Buyer would, individually or in the aggregate, result in a Material Adverse Effect on Buyer. Except as disclosed in Buyer Public Reports, there are no judgments, decrees or orders issued by any court, board or other governmental or administrative agency presently outstanding and unsatisfied against Buyer or any Subsidiary of Buyer, except where the existence of such judgment, decree or order would not, individually or in the aggregate, have a Material Adverse Effect on Buyer.

                  Section 5.7. Events Subsequent to September 30, 1997. Except as set forth on Schedule 5.7 hereto or as disclosed in the Buyer Public Reports, since September 30, 1997, there has not been (a) any effect or change which would have, individually or in the aggregate, a Material Adverse Effect on Buyer, (b) any declaration, setting aside or payment of any dividend or any other distribution with respect to any of the capital stock or other equity interests of Buyer, or (c) any material change by Buyer in accounting principles.

                  Section 5.8. Compliance with Laws. Except for such non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect on Buyer and, except as disclosed in the Buyer Public Reports, to the best of Buyer's knowledge, the conduct of Buyer complies in all material respects with all environmental and other statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto, except for violations or failures so to comply, if any, that are consistent with the relevant industry standard. To the best of Buyer's knowledge, no action or proceeding relating to any such statutes, laws, regulations, ordinances, rules, judgments, orders or decrees is pending or threatened, except for such actions and proceedings as would not, individually or in the aggregate, have a Material Adverse Effect on Buyer.

                  Section 5.9. Registration Statement. The information with respect to Buyer or any Subsidiary of Buyer included in (a) the S-4 and the S-3 will not contain at the time any such Registration Statement becomes effective, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein not misleading and (b) the Proxy Statement will not contain at the time such Proxy Statement is mailed and the date of the stockholders' meeting referred to in Section 6.19, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein not misleading.

                  Section 5.10.  Properties;  Insurance.  Except as disclosed in
Schedule 5.10 and except for Permitted Liens, Buyer or a Subsidiary of Buyer has good and marketable title to its material assets and the material assets of its Subsidiaries, free and clear of all liens and encumbrances, except where such failure to hold such title would not, individually or in the aggregate, have a Material Adverse Effect on Buyer.

                  Section 5.11. Financing. Buyer has previously delivered to the Company a complete and correct copy of a "highly confident" letter from Credit Suisse First Boston in form and substance satisfactory to the Company, and such letter is in full force and effect and has not been amended or otherwise modified.

                  Section 5.12. Brokerage. Except for Credit Suisse First Boston, no broker, agent, finder or financial advisor has acted, directly or indirectly, for Buyer, nor has Buyer incurred any obligation to pay any brokerage fee, agent's commission, finder's fee, financial advisory fee or other commission in connection with the transactions contemplated by this Agreement.

                                   Article VI.

                            Covenants and Agreements

                  Section 6.1.  Conduct of the  Company  Prior to the  Effective
                       Time.

                  (a) The Company shall, and shall cause its Subsidiaries (and Questor shall cause the Company and its Subsidiaries) (i) to carry on their respective businesses in the usual, regular and ordinary course of business in substantially the same manner as heretofore conducted, (ii) not to engage at any time in any business or business activity other than the business currently conducted by them and business activities reasonably incidental thereto and
(iii) use commercially reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers, dealers, agents and others having business dealings with them to the end that their goodwill and on-going businesses shall be unimpaired at the Effective Time, except such impairment as would not have a Material Adverse Effect on the Company. The Company shall, and shall cause its Subsidiaries to (i) maintain insurance coverages in the usual manner consistent with prior practices, (ii) maintain its books, accounts and records in the usual manner consistent with prior practices, (iii) comply in all material respects with all laws, ordinances and regulations of governmental entities applicable to the Company and its Subsidiaries, (iv) maintain and keep its properties and equipment in good repair, working order and condition, ordinary wear and tear excepted, and (v) perform in all material respects its obligations under all contracts and commitments to which it is a party or by which it is bound, in each case, except for clauses (i) and (v), other than where the failure to so maintain, comply or perform, would, individually or in the aggregate, not result in a Material Adverse Effect on the Company;

                  (b) Except as required or permitted by this Agreement, neither the Company nor any of its Subsidiaries shall nor shall they propose to (and Questor shall not permit the Company or any of its Subsidiaries to) (i) sell or agree to sell any capital stock owned by it in any of its Subsidiaries, (ii) amend its Certificate of Incorporation or By-laws,
(iii) split, combine or reclassify its outstanding capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or (iv) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any Company Class C Common Stock except for repurchases of Company Common Class C Stock from employees, officers, consultants or directors in the ordinary course of business;

                  (c) Except as set forth on Schedule 6.1(c), the Company shall not, nor shall it permit any of its Subsidiaries (and Questor shall not permit the Company or any of its Subsidiaries) to:

                           (i) except for the issuance of shares pursuant to Options outstanding as of the date hereof and except as required or permitted by this Agreement, issue, deliver or sell or agree to issue, deliver or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, except for issuances, deliveries or sales to employees, officers, consultants or directors of not more than 2,000 shares of Class C Common Stock;

                           (ii) acquire, lease or dispose or agree to acquire, lease or dispose of any capital assets or any other assets other than in the ordinary course of business and consistent with past practice;

                           (iii) incur additional indebtedness in excess, in the aggregate, of $25,000,000, or encumber or grant a security interest in any asset to secure indebtedness, in the aggregate, in excess of $25,000,000 or enter into any other material transaction other than, in each case, in the ordinary course of business, it being understood that it is within the ordinary course of business of the Company and its Subsidiaries to issue indebtedness within the limits of existing credit facilities;

                           (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, in each case in this clause (iv) which are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole, except that the Company may create new wholly owned subsidiaries in the ordinary course of business;

                           (v) fail to comply in all material respects with the applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to Employee Benefit Plans;

                           (vi) sell or transfer any material properties or assets to, or purchase or acquire any material property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that the Company or any of its Subsidiaries may engage in any of the foregoing transactions (A) pursuant to existing arrangements disclosed on Schedule 4.17, or (B) except for transactions with Significant Stockholders, in the ordinary course of business at prices and on terms and conditions no less favorable to the Company or any of its Subsidiaries than could be obtained on an arm's-length basis from unrelated third parties;

                           (vii) without Buyer's consent, which consent shall not be unreasonably withheld or delayed, make any material tax election under the Code (other than in the ordinary course of business consistent with past practice) or settle or compromise any tax liability involving amounts in excess of $1,000,000 in the aggregate;

                           (viii) pay, discharge, settle or satisfy any claims, litigation, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise) involving amounts in excess of $1,000,000 in the aggregate, other than the payment, discharge or satisfaction of liabilities (x) reflected or reserved against in, or contemplated by, the financial statements (or the notes thereto) of the Company included in the Company Public Reports or (y) in the ordinary course of business consistent with past practice;

                           (ix) fail to use all commercially reasonable efforts to keep its insurable properties adequately insured at all times by financially sound and reputable insurers, maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it, fail to maintain such other insurance as may be required by law, provided, however, that notwithstanding anything to the contrary contained herein, the Company may continue its current insurance practices;

                           (x) fail to maintain in full force and effect insurance that, to the best of the Company's Knowledge, is customary in the industry and complies with applicable material governmental regulations, provided, however, that notwithstanding anything to the contrary contained herein, the Company may continue its current insurance practices;

                           (xi) with respect to its fleet of trucks, fail to perform maintenance (routine or unscheduled) and repairs, fail to keep its fleet, in all material respects, in good working order and condition, or fail to maintain its fleet as required in order to keep the manufacturer's warranty, in all material respects, if any, in force;

                           (xii) fail to use all commercially reasonable efforts to continue to collect its accounts receivable in the ordinary course of business and consistent with past practice;

                           (xiii) fail to prepare and file all material federal, state, local and foreign returns for Taxes and other material Tax reports, filings and amendments thereto required to be filed by it, or fail to allow Buyer, at its request, to review all such returns, reports, filings and amendments prior to the filing thereof, which review shall not interfere with the timely filing of such returns;

                           (xiv) increase by more than 10% the base salary of any of its employees whose base salary is in excess of $100,000 as of the date hereof, except consistent with past practice or enter into a new material Employee Benefit Plan;

                           (xv) except as may be required by applicable law (in which case Buyer shall have the option to participate in such negotiation), enter into any negotiation with respect to any collective bargaining agreement;

                           (xvi) make any loans to any third party in excess of $1,000,000 in the aggregate except in the ordinary course of business;

                           (xvii) without Buyer's consent which may not be unreasonably withheld or delayed amend or cancel or agree to the material amendment or cancellation of any contract filed as an exhibit to the Company Public Reports or enter into any new contract required to be filed as such an exhibit;

                           (xviii) without Buyer's consent which may not be unreasonably withheld or delayed make any change in any accounting methods, except as may be required by GAAP or as appropriate to conform to changes in GAAP; or

                           (xix) enter into any contract, agreement commitment or arrangement to take any of the actions described in Section 6.1(b) or elsewhere in this Section 6.1(c).

                  Section 6.2. Conduct of Buyer Prior to the Effective Time. Buyer shall not, and shall cause its Subsidiaries not to, engage in any transaction which has the effect of, individually or in the aggregate, materially restricting, or in any way materially delaying, preventing or prohibiting the Merger or the consummation of the transactions contemplated by this Agreement; provided, however, that Buyer shall comply with Section 3.16. Buyer shall not reserve for any other purpose or issue to any person or persons (other than the Company Stockholders pursuant to Article III of this Agreement) any shares of Buyer Class A Common Stock that it has reserved for issuance of the Minimum Merger Shares in accordance with Section 3.1(a) of this Agreement.

                  Section 6.3.  Other  Offers  for the  Company;  Sale of Common
                       Stock by Significant Stockholders.

                  (a) From the date hereof until the termination of this Agreement or the Effective Time, whichever first occurs, the Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative or agent of, the Company or any of its Subsidiaries (and Questor shall not permit the Company or any of its Subsidiaries) to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as hereinafter defined) or (ii) enter into or encourage any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to encourage or facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal. Notwithstanding anything in this Agreement to the contrary, the Company shall promptly advise Buyer in writing of (i) the receipt by it (or any of the other entities or persons referred to above) after the date hereof of any Acquisition Proposal, or any inquiry which could reasonably be expected to lead to any Acquisition Proposal, (ii) the identity of the person making any such Acquisition Proposal or inquiry and (iii) the terms and conditions of such Acquisition Proposal or inquiry. For purposes of this Agreement, "Acquisition Proposal" means any bona fide proposal with respect to a merger, consolidation, share exchange, business combination or similar transaction involving the Company or any Subsidiary of the Company, or any purchase of all or any significant portion of the assets or stock of the Company or any Subsidiary of the Company.

                  (b) From the date hereof until the termination of this Agreement or the Effective Time, whichever first occurs, in addition to being bound by the terms of Section 6.3(a), the Significant Stockholders shall not offer for sale, sell, distribute or otherwise dispose of any of their Company Common Stock.

                  Section 6.4. Continued  Effectiveness of  Representations  and
                       Warranties of the Parties. From the date hereof through the Effective Time,

                  (a) the Company shall use (and Questor shall cause the Company to use) all commercially reasonable efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties of the Company contained in
Article IV shall continue to be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, (i) except that any such representations and warranties that are given as of a particular date shall be true and correct in all material respects as of such date, and (ii) in the case of Section 4.9 (Events Subsequent to September 30, 1997) only, except for such changes with respect thereto (x) which are contemplated by this Agreement or (y) which are attributable to the execution of this Agreement, or the announcement or contemplation of the transactions proposed herein;

                  (b) Buyer shall use its reasonable efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article V shall continue to be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, (i) except that any such representations and warranties that are given as of a particular date shall be true and correct in all material respects as of such date, and (ii) in the case of Section 5.7 (Events Subsequent to September 30, 1997) only, except for such changes with respect thereto (x) which are contemplated by this Agreement or (y) which are attributable to the execution of this Agreement, or the announcement or contemplation of the transactions proposed herein;

                  (c) the Company shall promptly notify Buyer of any event, condition or circumstance occurring from the date hereof through the Closing Date of which the Company becomes aware that would cause any material revisions to any Schedule provided by the Company pursuant to this Agreement, or that would constitute a violation or breach of this Agreement by the Company; and

                  (d) Buyer and Sub shall promptly notify the Company of any event, condition or circumstance occurring from the date hereof through the Closing Date of which they become aware that would cause any material revisions to any Schedule provided by Buyer pursuant to this Agreement, or that would constitute a violation or breach of this Agreement by Buyer. No such notification shall be deemed an amendment to any Schedule to this Agreement.

                  Section 6.5. Corporate Examinations and Investigations. Prior to the Closing Date, each of Buyer and the Company, as the case may be, shall be entitled, at its cost and expense, through its employees and representatives, to make such investigation of the assets, liabilities, business and operations of the other party, and such examination of the books, records and financial condition of the other party, upon prior notice and during normal business hours. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and the applicable party and its respective employees and representatives, including, without limitation, its counsel and independent public accountants, shall cooperate with such representatives in connection with such review and examination. In furtherance of the foregoing, the Company will provide Buyer with regular updates concerning the preparation of the Audited Financial Statements and will cause its accountants to give reasonable access to Buyer's accountants during the course of the audit of the Audited Financial Statements and to discuss such draft Audited Financial Statements with Buyer's accountants.

                  Section 6.6. Buyer Approvals. Buyer shall use all reasonable efforts to obtain as promptly as practicable all necessary approvals, authorizations and consents of any person or Governmental Entity required to be obtained by Buyer to consummate the transactions contemplated hereby ("Buyer Approvals"), and will cooperate with the Company in seeking to obtain all such approvals, authorizations and consents; provided, however, that neither Buyer nor any of its Subsidiaries shall be required to take any action to obtain such approvals, authorizations and consents if such action, either alone or together with another action, would result in the divestiture of assets by Buyer or the Company that would directly result in the loss of more than 30% of the Company's revenues (as of the date hereof). Buyer shall use all reasonable efforts to provide such information to such persons, bodies and authorities as such persons, bodies or authorities or the Company may reasonably request.

                  Section 6.7. Company Approvals. The Company shall use all reasonable efforts to obtain as promptly as practicable all necessary approvals, authorizations and consents of any person or Governmental Entity required to be obtained by the Company to consummate the transactions contemplated hereby ("Company Approvals"), and will cooperate with the Buyer in seeking to obtain all such approvals, authorizations and consents. The Company shall use all reasonable efforts to provide such information to such persons, bodies and authorities as such persons, bodies and authorities or Buyer may reasonably request.

                  Section 6.8. Letter of Credit. Buyer has obtained and delivered to the Company on or before the date hereof a Letter of Credit naming the Company as beneficiary thereof in the amount of $20,000,000 and in substantially the form attached hereto as Exhibit C (the "Letter of Credit") which will remain in full force and effect until December 15, 1998 or as otherwise provided therein; provided, however, that if the Company exercises its option to extend the Termination Date pursuant to the proviso of Section 10.1(a), Buyer shall cause the Letter of Credit to remain in full force and effect or a substitute letter of credit containing substantially identical terms to remain in full force and effect until March 15, 1999 or as otherwise provided therein; and provided, further, that if the Closing Date is extended beyond November 30, 1998, solely as a result of clause (a)(v) of the definition of Closing Date, Buyer shall cause the Letter of Credit to remain in full force and effect or a substitute letter of credit containing substantially identical terms to remain in full force and effect until March 15, 1999 or as otherwise provided therein. The Company agrees with Buyer that it shall not draw upon, or exercise any rights with respect to, the Letter of Credit unless and only to the extent the Company is permitted to do so under Article X of this Agreement. In addition, the Company agrees with Buyer that within one (1) Business Day following the earlier of (x) the Closing Date, and (y) the date on which this Agreement is terminated in a manner which does not give rise to a right on the part of the Company to draw on the Letter of Credit pursuant to Section 10.3, the Company shall instruct the bank issuing the Letter of Credit to terminate the Letter of Credit by giving the notice described in clause (ii) of paragraph 5 of the Letter of Credit and shall surrender the Letter of Credit to such bank for cancellation.

                  Section 6.9.  Further Assurances.

                  (a) Each of Buyer, Sub and the Company shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each of Buyer, Sub and the Company shall use all reasonable efforts to cause all actions to effectuate the Merger for which such party is responsible under this Agreement to be taken as promptly as practicable, including using all reasonable efforts to obtain all necessary waivers, consents and approvals (including, but not limited to, filings under the H-S-R Act) and to lift any injunction or other legal bar to the Merger (and, in each case, to proceed with the Merger as expeditiously as possible). Notwithstanding the foregoing, there shall be no action required to be taken and no action will be taken in order to consummate and make effective the transactions contemplated by this Agreement if such action, either alone or together with another action, would result in the divestiture of assets by Buyer or the Company that would directly result in the loss of more than 30% of the Company's revenues (as of the date hereof).

                  (b) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Buyer, the Company, Questor and the Surviving Corporation shall take all such necessary action.

                  Section 6.10. Buyer Board of Directors. As of the Effective Time, Buyer's Board of Directors shall cause at least one person designated on
Schedule 6.10 (the "Designee") to be nominated to Buyer's Board of Directors and shall use its commercially reasonable efforts to cause such Designee to be elected to Buyer's Board of Directors until the earliest to occur of (a) the third anniversary of the Closing Date, (b) the disposition by Questor of 75% of the shares of Buyer Class A Common Stock acquired by Questor pursuant to Article III hereof, or (c) the acquisition by Questor of a Controlling Interest in any person listed on Annex I attached hereto. In furtherance of its obligations under this Section 6.10, Buyer, among other things, shall no later than the Effective Time increase the number of directors on its Board of Directors by one and elect the initial Designee set forth on Schedule 6.10 to the Buyer's Board of Directors.

                  Section  6.11.   Indemnification   of  Company   Officers  and
                       Directors; Insurance.

                  (a) Buyer agrees, for a period of six years following the Effective Time, not to amend the indemnification provisions set forth in the Certificate of Incorporation or By-laws of the Surviving Corporation in a manner that would adversely affect the rights of the Company's officers, directors and employees to indemnification and advancement of expenses thereunder and agrees to cause the Surviving Corporation to fulfill and honor such obligations to the maximum extent permitted by law; provided, however, that nothing in this Section
6.11 shall prevent Buyer from effecting any merger, reorganization or consolidation of the Surviving Corporation.

                  (b) Buyer shall cause to be maintained in effect for a period of six years after the Effective Time the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company with respect to matters occurring prior to the Effective Time; provided, however, that (i) Buyer may substitute therefor policies of substantially the same coverage containing terms and conditions that are substantially the same for the indemnified parties to the extent reasonably available and (ii) Buyer shall not be required to pay an annual premium for such insurance in excess of one hundred and fifty percent (150%) of the last annual premium paid prior to the date of this Agreement, but in such case shall purchase the maximum amount of coverage possible for such premium.

                  (c) This Section 6.11 is intended to be for the benefit of, and shall be enforceable by, the indemnified parties referred to herein, their heirs and personal representatives and shall be binding on Buyer, Sub and the Surviving Corporation and their respective successors and assigns.

                  Section 6.12. Confidentiality. Questor and Buyer reaffirm their obligations to comply with the provisions set forth in the Confidentiality Agreement and agree that such obligations shall survive the termination of this Agreement. The Significant Stockholders and the Company agree to keep confidential all nonpublic information relating to Buyer received in connection with the transactions contemplated by this Agreement.

                  Section 6.13. Certificates, Opinions, Etc. At the Closing, each of Buyer, Sub and the Company shall deliver such opinions (covering the matters listed on Annexes II and III hereto) and certificates as are reasonably required by the other parties.

                  Section 6.14. Interim Financials. As promptly as practicable after each monthly accounting period subsequent to the date of this Agreement and prior to the Effective Time, the Company will cause to be delivered to Buyer periodic financial reports relating to the Company and its Subsidiaries in the form in which the Company customarily prepares such reports for its internal purposes, including, without limitation, a monthly interim unaudited balance sheet and income statement. The Company covenants that such interim statements will be prepared on a basis consistent with prior interim periods.

                  Section 6.15. Communications. In connection with the continued operation of the business of the Company and its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, the Company shall promptly respond in good faith to any reasonable inquiries from representatives of Buyer with respect to the ongoing operations of the Company and its Subsidiaries. The Company acknowledges that Buyer does not and will not waive any rights it may have under this Agreement as a result of such communications.

                  Section 6.16. Releases. If the Closing occurs, then the Company hereby unconditionally, absolutely and irrevocably releases each Significant Stockholder and each Significant Stockholder hereby unconditionally, absolutely and irrevocably releases the Company from any and all claims, rights and causes of action which such releasing person may have or may have had against the released party, prior to, or arising with respect to any acts or omissions occurring or facts or circumstances existing prior to, the Closing; provided, however, that nothing in this Section 6.16 shall release any rights which any of these parties may have under this Agreement.

                  Section 6.17. Transfer Taxes. Buyer and the Company shall cooperate in the preparation, execution and filing of all returns, applications or other documents regarding any real property transfer, stamp, recording, documentary of other taxes (including, without limitation, any New York State Real Estate Transfer Tax) and any other fees and similar taxes which become payable in connection with the Merger (collectively, "Transfer Taxes"). From and after the Effective Date, Buyer shall pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of the Outstanding Company Shares, all Transfer Taxes.

                  Section 6.18. Standstill. If the Closing occurs, each of Questor and Madison Dearborn agrees that thereafter, unless it shall have been specifically invited in writing by the Board of Directors of Buyer, it will not, directly or indirectly (a) acquire any securities that would result in the beneficial ownership of Buyer Class A Common Stock by it in an amount equal to the sum of (x) the amount of Buyer Class A Common Stock received by it under the terms of this Agreement, multiplied by (y) 2 (two) (subject to a corresponding adjustment in the event the outstanding shares of Buyer Class A Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, stock dividend, etc.), or (b) cause or participate in the making directly or indirectly of any proxy contest or any tender or exchange offer for securities of Buyer, or (c) take any actions to seek to obtain control of the Board of Directors of Buyer. This Section 6.18, and the obligations of Questor and Madison Dearborn hereunder, shall terminate upon the earliest to occur of (a) the twenty-fourth monthly anniversary of the date hereof, (b) a Buyer Change of Control Event or (c) the date upon which Sanford Miller ceases to be, or gives or receives notice with respect to terminating his role as, Chief Executive Officer of Buyer.

                  Section 6.19. Buyer's Stockholders' Meeting. Buyer shall use all commercially reasonable efforts to have occur as promptly as practicable a meeting of Buyer's stockholders to vote upon a proposed increase in the authorized capital stock of Buyer to permit Buyer to issue the Maximum Merger Shares. Each party hereto shall promptly furnish all information concerning it as any other party hereto may reasonably request in connection with the Proxy Statement, the Registration Statement on Form S-3, or the Registration Statement on Form S-4 or in connection with compliance with any state blue sky or securities laws.

                  Section  6.20.   Stock   Purchases,   Repurchases  and  Sales;
                       Registration Rights.

                  If the Closing occurs:

                  (a) Buyer will not, and will not permit any of its Subsidiaries or controlled Affiliates to, purchase any shares of Buyer Common Stock in open market, privately negotiated transactions or otherwise, on any day during the period commencing 30 trading days before the Annual Measurement Date, Final Measurement Date and Warrant Measurement Date, as the case may be, and ending on the Annual Measurement Date, Final Measurement Date and Warrant Measurement Date, as the case may be (the "Blackout Period"). In addition, Buyer will not, and will not permit any of its Subsidiaries or controlled Affiliates to, make any announcement with respect to any upcoming or future purchase, repurchase, buy-back or similar transaction involving any shares of Buyer Common Stock during the Blackout Period or within thirty (30) days prior thereto.

                  (b) Each of Questor and Madison Dearborn will not, and will not permit any of their Subsidiaries or controlled Affiliates to, sell any shares of Buyer Common Stock in open market, privately negotiated transactions or otherwise, on any day during the Blackout Period. In addition, Questor and Madison Dearborn will not, and will not permit any of their Subsidiaries or controlled Affiliates to, make any announcement with respect to any upcoming or future sale or similar transaction involving any shares of Buyer Common Stock during the Blackout Period or within thirty (30) days prior thereto.

                  (c) Sections 6.20(a) and 6.20(b) shall terminate upon the Warrant Measurement Date.

                  (d) Each Significant Stockholder agrees to comply with its obligations as a Holder under the registration rights provisions set forth in Exhibit E hereto.

                  Section 6.21. Listing. Prior to issuance, Buyer shall use its commercially reasonable efforts to cause to be approved for listing on the NYSE, subject to official notice of issuance, all shares of Buyer Class A Common Stock to be issued pursuant to Sections 3.2, 3.4 and 3.7 hereof and to be issued upon exercise of, or in exchange for, the Warrants granted pursuant to Section 3.5 hereof on the NYSE.

                  Section 6.22. Registration Rights. Buyer shall take such actions as are necessary to provide the registration rights set forth in Exhibit E hereto to the holders of shares of Buyer Class A Common Stock issued pursuant to Section 3.2, 3.4 or 3.7 or issuable upon exercise of, or issued in exchange for, the Warrants granted pursuant to Section 3.5, and Buyer shall take such actions to register shares of Buyer Class A Common Stock issuable thereunder as provided therein. This Section 6.22 shall survive and be in full force and effect until the Termination Date (as defined in Exhibit E hereto).

                  Section 6.23. Buyer Review of Disclosure Schedules. Simultaneously with the execution and delivery of this Agreement, the Company shall deliver to Buyer all Schedules required to be provided by the Company under this Agreement (the "Disclosure Schedules"). The Company shall afford such access to management as Buyer and its representatives may reasonably require in their review of such Disclosure Schedules. The Company shall have the right to supplement the Disclosure Schedules prior to 5 P.M., E.S.T., Friday, March 6, 1998; provided, however, that the Buyer shall have a reasonable opportunity to review such supplemented schedules prior to 5 P.M., E.S.T., Friday, March 6, 1998. If Buyer notifies the Company in writing prior to 5 P.M., E.S.T., Friday, March 6, 1998, that such Disclosure Schedules are not reasonably satisfactory to it, Buyer shall have the right to terminate this Agreement. Such Disclosure Schedules so supplemented shall be deemed delivered on the date hereof.

                                  ARTICLE VII.

                         Conditions Precedent To Merger

                  The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

                  (a) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental authority or other regulatory body, as may be required to be obtained by the Company or Buyer in connection with the performance of this Agreement have been received; provided, however, that such condition shall not be deemed satisfied if such consents, authorizations, orders or approvals are conditioned upon the divestiture of assets by the Buyer or the Company that would directly result in the loss of more than 30% of the Company's revenues (as of the date hereof).

                  (b) Early termination shall have been granted or applicable waiting periods shall have expired under the H-S-R Act in connection with the transactions contemplated hereby.

                  (c) No governmental authority or other regulatory body (including any court of competent jurisdiction ) shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal, or in any way prohibiting the Merger (the Company and Buyer agreeing to use their commercially reasonable efforts to have any such injunction lifted).

                  (d) No governmental authority or other regulatory body shall have commenced any action, suit or proceeding seeking to enjoin or otherwise prohibit the transactions contemplated hereby, nor shall there be a substantial likelihood that any governmental authority or other regulatory body will seek to commence any such action, suit or proceeding.

                                  ARTICLE VIII.

                                     Closing

                  The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Willkie Farr & Gallagher, 153 East 53rd Street, New York, New York, at 10:00 a.m. local time on the Closing Date or at such other time and place as the parties may mutually agree.

                                   ARTICLE IX.

        Representations and Warranties as of the Closing Date; Survival;
                               Material Breaches

                  Section 9.1.  Representations and Warranties as of the Closing
                       Date.

                  (a) The representations and warranties of Buyer and the Company shall be deemed to be reaffirmed in all material respects at and as of Closing Date as though made at and as of the Closing Date, except to the extent contemplated by this Agreement, and except to the extent such representations and warranties (i) speak as of the date hereof or a specified date (which representations and warranties shall be deemed to be reaffirmed in all material respects solely as of such date) or (ii) are already qualified by materiality, in which event such representations and warranties shall be deemed to be reaffirmed as of the appropriate date in all respects.

                  (b) On the Closing Date, each of the Company and the Buyer shall deliver a certificate of an appropriate senior officer as to compliance with Section 9.1(a).

                  (c) Not later than five (5) Business Days prior to the Closing, the Company and Buyer will each supplement or amend the Schedules relating to their respective representations and warranties in this Agreement in order to make such representations true and correct as of the Closing Date. Such supplemented or updated schedules shall not be deemed to cure (or affect the rights of any party with respect to) any breach of any representation or warranty made on the date hereof.

                  Section 9.2. Survival. The representations and warranties made by Buyer, Sub or the Company and the covenants made by the Company or the Significant Stockholders shall survive the execution and delivery of this Agreement for a period ending 120 days after the Closing Date, and shall terminate and have no further force or effect thereafter, except that the covenants made by the Significant Stockholders in Sections 6.16, 6.18 and 6.20 shall survive until their expiration or termination in accordance with the terms thereof, and except as set forth in Section 9.3 hereof. The covenants made by Buyer and Sub shall survive the Closing except in accordance with the terms thereof.

                  Section 9.3.  Certain Material Breaches.

         (a) If the Closing occurs, the sole and exclusive remedy of Buyer and Sub in the event that any of the representations and warranties of the Company (without giving effect to any qualifications contained in any representation and warranty set forth in Article IV hereof with respect to any Material Adverse Effect on the Company) fails to be true and correct (i) as of the date hereof or, if any representation and warranty speaks as of a specified date, then as of such date or (ii) in the case of representations and warranties that do not speak of a specified date then as of the Closing Date or one or more of the covenants of the Company or the Significant Stockholders set forth in this Agreement hereof fails to be performed on or prior to the Closing Date is to cause the Aggregate Merger Shares to be adjusted to the extent provided in Section 3.3. Each of Buyer and Sub, on the one hand, and the Company and each Significant Stockholder, on the other hand, shall notify the other in writing of each event or circumstance known to it that it discovers after the date hereof constituting or causing a failure of any representation or warranty to be true and correct as of the applicable date or a covenant made or agreed to by the Company or any Significant Stockholder promptly after such event or circumstance becomes known to it, but in any event no later than five (5) Business Days prior to the Closing Date, or if Buyer or Sub obtains such knowledge thereafter, Buyer shall notify the Indemnified Representative (as defined in the Holdback Escrow Agreement)) in writing promptly after obtaining such knowledge; provided, however, that in no event shall any notice given after the Cut-off Date (as defined in the Holdback Escrow Agreement) result in Buyer or Sub having any right to any adjustment in accordance with Section 3.3 or any other remedy. Within two (2) Business Days after receiving any such notice from the Company or a Significant Stockholder, Buyer shall inform the Company and the Significant Stockholders in writing of Buyer's good faith estimate of the value of any such failures of the representations and warranties (without giving effect to any qualifiers as to Material Adverse Effect on the Company) to be true and correct or such failures of covenants to be performed. If prior to the Closing Date Buyer notifies the Company and the Significant Stockholders in writing that (i) Buyer estimates that the value (determined in accordance with
Section 3.3(a)) of any such failures, individually or in the aggregate, exceeds $75,000,000, (ii) such value is in excess of $75,000,000 and (iii) as a result of such failures, Buyer is unable, after having used its good faith efforts, to obtain the financing necessary to pay the Aggregate Cash Consideration, then Buyer shall have the right to terminate this Agreement pursuant to Section 10.1(d) if there is a determination in accordance with the procedures set forth below that the value reduction of such failures, individually or in the aggregate, as calculated pursuant to Section 3.3(a) exceeds $75,000,000. Buyer shall provide the Company and each Significant Stockholder with all information reasonably requested in order to make a determination with respect to the value reduction associated with any such failure or alleged failure. The parties hereto shall negotiate in good faith to agree upon any such value reduction. If such an agreement cannot be reached, then such value reduction shall be determined pursuant to the dispute mechanisms set forth in Section 2.2(f) of the Holdback Escrow Agreement (the date of final resolution shall be the "Determination Date").

                  (b) Breaches of the representations, warranties and covenants of Buyer or Sub contained in this Agreement shall not give the Company a right to terminate this Agreement, but shall instead entitle the holders of Outstanding Company Shares immediately prior to the Effective Time to seek damages in respect thereof. Each of Buyer and Sub, on the one hand, and the Company, on the other hand, shall notify the other in writing of each event or circumstance known to it that it discovers after the date hereof constituting or causing a breach of any of the representations, warranties and covenants made by Buyer or Sub promptly after such event or circumstance becomes known to it, but in any event no later than five (5) Business Days prior to the Closing Date, or if thereafter, then promptly after obtaining such knowledge.

                                   ARTICLE X.

                            Termination of Agreement

                  Section 10.1. Termination. This Agreement may be terminated prior to the Closing as follows:

                  (a) by either Buyer or the Company if the conditions specified in Article VII have not been satisfied by November 30, 1998 (the "Termination Date"); provided, however, that if the condition described in paragraph (d) of
Article VII is not satisfied prior to the Termination Date, no later than such Termination Date, the Company may at its option given in writing to Buyer extend the Termination Date to February 28, 1999;

                  (b) by either Buyer or the Company if a final and no longer appealable permanent injunction (but not any temporary restraining order or preliminary injunction) has been issued by final order of any federal or state court in the United States which prevents the consummation of the Merger;

                  (c) by the Company if Buyer or Sub shall have breached any of their respective obligations under Article VI of this Agreement in any material respect and such breach continues for a period of ten days after the receipt of notice of the breach from the Company;

                  (d) by Buyer pursuant to Section 6.23 or if the Company or any Significant Stockholder shall have breached any of its representations, warranties or covenants under the circumstances set forth in the fourth sentence of Section 9.3(a) that give rise to Buyer's right to terminate this Agreement; or

                  (e) at any time on or prior to the Closing Date, by mutual written consent of Buyer and the Company.

                  Section 10.2. Effect of Termination. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and be of no further force and effect, except for the provisions of this Agreement relating to the obligations of parties under Sections 6.8 (Letter of Credit), 6.12 (Confidentiality), 10.2 (Effect of Termination) and 10.3 (Amounts Payable in Connection with Termination). None of the parties hereto shall have any liability in respect of a termination of this Agreement prior to Closing, except to the extent set forth in Section 10.3 and except to the extent that termination results from the intentional, willful or knowing violation of the representations, warranties, covenants or agreements of such party under this Agreement; provided, however, that notwithstanding anything to the contrary contained herein, in the event of any such termination, Questor shall have no liability for breach of any covenant contained herein.

                  Section 10.3.     Amounts Payable in Connection with
Termination.

                  (a) If this Agreement is terminated pursuant to Section 10.1(a) or Section 10.1(b) (but only with respect to such Section 10.1(b) if such permanent injunction relates to antitrust matters), the Company, upon providing or receiving notice of such termination, shall have the right to immediately draw the Letter of Credit in an amount equal to $7,500,000 as agreed liquidated damages.

                  (b) If this Agreement is terminated for any reason, except pursuant to Section 10.1(a), 10.1(b) (under the circumstances described in Section 10.3(a)) or 10.1(d), the Company, upon providing or receiving notice of such termination, shall have the right to immediately draw the Letter of Credit in the full amount of $20,000,000 as agreed partial liquidated damages; provided, however, that the Company shall be entitled to recovery from Buyer for any damages suffered by it as a result of such termination up to an amount equal to $75,000,000 (including the amount drawn under the Letter of Credit); and provided, further, that the Company shall have no obligation to accept liquidated damages and at its option shall have the right to seek specific performance.

                                   ARTICLE XI.

                                   Definitions

                  Section 11.1. Definitions. The following terms when used in this Agreement shall have the following meanings:

                  "Accredited Investor" shall have the meaning specified in Regulation D promulgated under the Securities Act.

                  "Acquisition Proposal" has the meaning set forth in
Section 6.3(a).

                  "Affiliate" (or "affiliates" as the context may require), with respect to any person, means any other person controlling, controlled by or under common control with such person.

                  "Aggregate Cash Consideration" has the meaning set forth in
Section 3.1(b).

                  "Aggregate Merger Shares" has the meaning set forth in Section 3.1(a).

                  "Agreement" has the meaning set forth in the preamble hereof.

                  "Annual Disposition Price" has the meaning set forth in
Section 3.4(b).

                  "Annual Make-Whole Amount" has the meaning set forth in
Section 3.4(b).

                  "Annual Measurement Date" has the meaning set forth in
Section 3.4(b).

                  "Annual Shares" has the meaning set forth in Section 3.4(b).

                  "Appraisal Addition Amount" has the meaning set forth in
Section 3.8(b).

                  "Appraisal Reduction Amount" has the meaning set forth in
Section 3.8(b).

                  "Audited Financial Statements" means the consolidated statements of income, changes in stockholders' equity and cash flow of the Company and its Subsidiaries for the fiscal year ended December 31, 1997, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, in each case audited by Coopers & Lybrand.

                  "Blackout Period" has the meaning set forth in Section 6.20.

                  "Business Combination" has the meaning set forth in
Section 3.16.

                  "Business Day" means any day other than a Saturday or a Sunday, or a day on which banking institutions in the State of New York are obligated by law or executive order to close.

                  "Buyer" has the meaning set forth in the preamble hereof.

                  "Buyer Approvals" has the meaning set forth in Section 6.6.

                  "Buyer Change of Control Event" shall mean a transaction or series of related transactions in which (i) a person or group acquires shares of Buyer which represent a majority of the outstanding voting shares after giving effect to such transaction or (ii) the members of the Board of Directors of Buyer immediately prior to such transaction(s) no longer constitute a majority of the Board of Directors of Buyer or any successor thereto immediately following such transaction(s).

                  "Buyer Class A Common Stock" has the meaning set forth in
Section 5.2(a).

                  "Buyer Class B Common Stock" has the meaning set forth in
Section 5.2(a).

                  "Buyer Common Stock" has the meaning set forth in
Section 5.2(a).

                  "Buyer Public Reports" has the meaning set forth in
Section 5.4.

                  "Certificates" has the meaning set forth in Section 3.9(a).

                  "Closing" has the meaning set forth in Article VIII.

                  "Closing Date" means (a) the later of (i) the second Business Day following the day on which the conditions to the consummation of the Merger specified in Article VII have been satisfied or waived, (ii) April 20, 1998,
(iii) the date that is thirty (30) days after the meeting of Buyer's stockholders contemplated in Section 6.19 hereof, (iv) the date that is thirty
(30) days after the earliest to occur of receipt of (A) a grant of early termination, and (B) the expiration of all applicable waiting periods (including extensions thereof), in each case under the H-S-R Act, in connection with the transactions contemplated hereby, and (v) if a notice has been given by Buyer under the fourth sentence of Section 9.3(a), the date that is fifteen (15) days after the Determination Date or (b) such other date as the parties hereto agree in writing.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company" has the meaning set forth in the preamble hereof.

                  "Company Approvals" has the meaning set forth in Section 6.7.

                  "Company Common Stock" has the meaning set forth in
Section 4.2(a).

                  "Company Intellectual Property" has the meaning set forth in
Section 4.8.

                  "Company's Knowledge" or similar language means the actual knowledge of the Company's Chief Executive Officer, President, Chief Financial Officer and General Counsel and such knowledge which each such person should be reasonably expected to have in such capacity.

                  "Company Public Reports" has the meaning set forth in
Section 4.4.

                  "Company   Stockholders"  (or  "Company  Stockholder"  as  the
context may require) has the meaning set forth in Section 3.2(a).

                  "Company Subsidiary Securities" has the meaning set forth in
Section 4.1(e).

                  "Confidentiality Agreement" has the meaning set forth in
Section 12.3.

                  "Contingent Additional Consideration" has the meaning set forth in Section 3.4(a).

                  "Contracts" has the meaning set forth in Section 4.16.

                  "Controlling Interest", with respect to any person, shall mean the ownership of shares which represent 40% of the outstanding voting stock of such person.

                  "Copyright   License   Agreement"  shall  mean  the  copyright
agreement, dated October 17, 1996, by and between Ryder Truck Rental, Inc., a Florida corporation and the Company.

                  "Delaware Corporation Law" has the meaning set forth in
Section 1.2(a).

                  "Designee" has the meaning set forth in Section 6.10.

                  "Determination Date" has the meaning set forth in
Section 9.3(b).

                  "Disclosed Leases" has the meaning set forth in
Section 4.12(b).

                  "Disclosure Schedule" has the meaning set forth in
Section 6.23.

                  "Disposed Annual Share" (or "Disposed Annual Shares" as the context may require) has the meaning set forth in Section 3.4(b).

                  "Disposed Annual Value" has the meaning set forth in
Section 3.4(b).

                  "Disposed Final Shares" has the meaning set forth in
Section 3.4(c).

                  "Disposed Final Value" has the meaning set forth in
Section 3.4(c).

                  "Dissenting Shares" has the meaning set forth in
Section 3.8.

                  "Distribution" (or "Distributions" as the context may require) means any distribution of cash, securities or property on or in respect of the Company Common Stock or Buyer Common Stock, as the case may be, whether as a dividend or otherwise.

                  "Effective Time" has the meaning set forth in Section 1.2(b).

                  "Employee Benefit Plans" has the meaning set forth in
Section 4.7(a).

                  "Environmental Law" has the meaning set forth in
Section 4.10(b).

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Escrow Claim Event" has the meaning set forth in
Section 3.6(a).

                  "Escrow Holdback Shares" has the meaning set forth in
Section 3.6(a).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations and rulings issued thereunder.

                  "Exchange Agent" has the meaning set forth in Section 3.9(a).

                  "Exercise Difference" has the meaning set forth in
Section 3.7(a).

                  "Fees" means the fees of Questor Management Company and Willkie Farr & Gallagher incurred in connection with this Agreement and other fees payable by the Company to third parties as a result of the execution, delivery and performance of this Agreement.

                  "Final Disposition Price" has the meaning set forth in
Section 3.4(c).

                  "Final Make-Whole Amount" has the meaning set forth in
Section 3.4(c).

                  "Final Measurement Date" has the meaning set forth in
Section 3.4(c).

                  "Final Shares" has the meaning set forth in Section 3.4(c).

                  "GAAP" means generally accepted accounting principles in the United States of America from time to time in effect.

                  "Governmental Entity" (or "Governmental Entities" as the context may require) means (a) any international, foreign, federal, state, county, local or municipal government or administrative agency or political subdivision thereof, (b) any governmental agency, authority, board, bureau, commission, department or instrumentality, (c) any court or administrative tribunal, (d) any non-governmental agency, tribunal or entity that is vested by a governmental agency with applicable jurisdiction, or (e) any arbitration tribunal or other non-governmental authority with applicable jurisdiction.

                  "H-S-R Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "Holdback Escrow Agent" has the meaning set forth in
Section 3.6(a).

                  "Holdback Escrow Agreement" has the meaning set forth in
Section 3.6(a).

                  "Interim Balance Sheet" has the meaning set forth in
Section 4.4.

                  "Interim Financial Statements" has the meaning set forth in
Section 4.4.

                  "IRS" means the Internal Revenue Service or any successor agency or department.

                  "Lease" (or "Leases" as the context may require) has the meaning set forth in Section 4.12(b).

                  "Letter of Credit" has the meaning set forth in Section 6.8.

                  "License" has the meaning set forth in Section 4.22.

                  "lien or other encumbrance" (or "liens or other encumbrances" or "liens or other encumbrance" or "lien or other encumbrances" or similar language as the context may require or any similar formulation) means any lien, claim, pledge, mortgage, assessment, security interest, charge, option, right of first refusal, easement, servitude, adverse claim, transfer restriction under any stockholder or similar agreement or other encumbrance of any kind.

                  "Madison Dearborn" means Madison Dearborn Capital Partners, L.P., a Delaware limited partnership.

                  "Make-Whole Shares" has the meaning set forth in
Section 3.4(d).

                  "Market Value" of any share of capital stock as of a specific date means the volume-weighted average closing prices on the NYSE (or, if such security is not listed on the NYSE, such other principal exchange or over-the-counter market on which such security is listed) for the 30 consecutive days on which trading of such security occurs ending at the close of trading on such date (or the last trading day prior to such date).

                  "Material Adverse Effect" has the meaning set forth in
Section 4.1(b).

                  "Materiality Threshold" has the meaning set forth in
Section 3.3(a).

                  "Maximum Merger Shares" has the meaning set forth in
Section 1.1(b).

                  "Merger" has the meaning set forth in the recitals.

                  "Merger Consideration" has the meaning set forth in
Section 3.2(a).

                  "Minimum Merger Shares" has the meaning set forth in
Section 1.1(b)

                  "Multiemployer Plan" has the meaning set forth in
Section 4.7(a).

                  "NYSE" means the New York Stock Exchange, Inc.

                  "Options" has the meaning set forth in Section 3.7(a).

                  "Original Holder" has the meaning set forth in Section 3.4(a).

                  "Original Shares" has the meaning set forth in Section 3.4(a).

                  "Outstanding Company Shares" means the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time, excluding any treasury shares.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency or department.

                  "Permitted Liens" means (1) statutory liens for Taxes not yet due and payable, (2) imperfections of title with respect to any Company asset, and statutory liens or other similar liens arising in the ordinary course of business with respect to any Company asset, in each case, that do not have a material adverse effect on the value or use of such asset, (3) mechanics liens for work performed on any Company asset for which payment therefor is not in default and (4) those liens or other encumbrances disclosed in Schedule 4.12.

                  "Permitted Transferee", with respect to any person, means a transferee (i) that controls, is controlled by, or is under common control with the transferor, (ii) who is a spouse, child, parent or sibling of the transferor, or (iii) with respect to a partnership, that is a limited or general partner of such partnership. For purposes of this definition the word "control" means with respect to any person, ownership of equity interests representing 50% or more of the voting interest of such person and the words "controlling" and "controlled" have correlative meanings.

                  "person" (or "persons" as the context may require) means any individual, corporation, partnership, firm, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, Governmental Entity or other entity.

                  "property" (or "properties" as the context may require) means real, personal or mixed property, tangible or intangible.

                  "Proxy Statement" has the meaning set forth in Section 4.11.

                  "Questor" means, collectively, Questor Partners Fund, L.P., a Delaware limited partnership and Questor Side-by-Side Partners, L.P., a Delaware limited partnership.

                  "Receiving Party" has the meaning set forth in Section 12.1.

                  "Reduction Amount" has the meaning set forth in
Section 3.3(b).

                  "Releasing Party" has the meaning set forth in Section 12.1.

                  "Remaining Annual Shares" has the meaning set forth in
Section 3.4(b).

                  "Remaining Final Shares" has the meaning set forth in
Section 3.4(c).

                  "S-3" has the meaning set forth in Section 4.11.

                  "S-4" has the meaning set forth in Section 3.14.

                  "SEC" means the Securities and Exchange Commission or any successor agency or department.

                  "Securities Act" means the Securities Act of 1933, as amended, and the regulations and rulings issued thereunder.

                  "Significant Stockholders" (or "Significant Stockholder" as the context may require) has the meaning set forth in the preamble hereof.

                  "Software  License   Agreement"  means  the  software  license
agreement, dated October 17, 1996, by and between Ryder Truck Rental, Inc., a Florida corporation, and the Company.

                  "Special Covenants" has the meaning set forth in Section 12.7.

                  "Stock Option Plans" has the meaning set forth in
Section 3.7(a).

                  "Sub" has the meaning set forth in the preamble hereof.

                  "Subsidiaries" (or "Subsidiary" as the context may require), means each entity as to which a person, directly or indirectly, owns or has the power to vote, or to exercise a controlling influence with respect to, 50% or more of the securities of any class of such entity, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such entity.

                  "Surviving Corporation" has the meaning set forth in
Section 1.2(a).

                  "Surviving Person" has the meaning set forth in Section 3.16.

                  "Taxes" means all taxes, assessments, charges, duties, fees, levies or other governmental charges (including interest, penalties or additions associated therewith) including federal, state, city, county, foreign or other income, franchise, capital stock, real property, personal property, tangible, withholding, FICA, unemployment compensation, disability, transfer, sales, use, excise, gross receipts and all other taxes of any kind for which the Company or any Subsidiary of the Company is liable imposed by the United States or any state, county, city, country or foreign government or subdivision or agency thereof.

                  "Tax Return" means a report, return or other information required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns for a group of entities.

                  "Termination Date" has the meaning set forth in
Section 10.1(a).

                  "Total Disposed Annual Value" has the meaning set forth in
Section 3.4(b).

                  "Total Disposed Final Value" has the meaning set forth in
Section 3.4(c).

                  "Total Remaining Annual Value" has the meaning set forth in
Section 3.4(b).

                  "Total Remaining Final Value" has the meaning set forth in
Section 3.4(c).

                  "Total Warrant Value" has the meaning set forth in
Section 3.5(a).

                  "Trademark License Agreement" means the trademark license agreement, dated as of October 17, 1996, between Ryder System, Inc., a Florida corporation and the Company.

                  "Transaction Price" means $32.9955 per share of Buyer Class A Common Stock.

                  "Transfer Tax" (or "Transfer Taxes" as the context may require) has the meaning set forth in Section 6.17.

                  "Transferred Intellectual Property" means transferred patents, transferred software and transferred trademarks as set forth on Schedule 4.8.

                  "Warrants" (or "Warrant" as the context may require) has the meaning set forth in Section
                   --------       -------
3.5(a).

                  "Warrant Measurement Date" has the meaning set forth in
Section 3.5(a).

                  "Warrant Value Amount" has the meaning set forth in
Section 3.5(a).

                                  ARTICLE XII.

                                  Miscellaneous

                  Section  12.1.  Publicity.  So long as  this  Agreement  is in effect, except as may otherwise be required by law or stock exchange regulations, prior to making a press release that any party (a "Releasing Party") may determine to issue in connection with the transactions contemplated by this Agreement, the Releasing Party will, to the extent possible, promptly notify the other party of such conclusion and provide to the other party (the "Receiving Party") a draft of such press release. If the Receiving Party disagrees with any statement made by the Releasing Party in such press release, as issued, the Receiving Party shall be entitled to issue its own press release regarding the matters covered in the press release issued by the Releasing Party. Buyer and the Company shall jointly distribute a press release in the form attached hereto as Exhibit D announcing the Merger and related transactions.

                  Section 12.2. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered, express mail or nationally recognized courier service, postage prepaid. Any such notice shall be deemed given when so delivered personally or by courier or successfully telegraphed, telexed or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails, as follows:

                    (i)    if to Buyer or Sub to:

                           Budget Group, Inc.
                           125 Basin Street
                           Suite 210
                           Daytona Beach, Florida  32114
                           Attn:  Chief Executive Officer
                           Telecopy No.:  (904) 226-8380

                           with a concurrent copy to:

                           Budget Group, Inc.
                           4225 Naperville Road
                           Lisle, Illinois  60532-3662
                           Attn:  General Counsel
                           Telecopy No.:  (630) 955-7810

                           and an additional concurrent copy to:

                           King & Spalding
                           191 Peachtree Street, N.E.
                           Atlanta, Georgia  30303
                           Attn:  C. William Baxley, Esq.
                           Telecopy No.:  404-572-5100

                 (ii)      if to the Company to:

                           Ryder TRS, Inc.
                           One Civic Center
                           1560 Broadway, Suite 1800
                           Denver, Colorado  80202
                           Attn:  Michael Zawalski
                           Telecopy No.:  (303) 376-0783

                           with a concurrent copy to:

                           Willkie Farr & Gallagher
                           One Citicorp Center
                           153 East 53rd Street
                           New York, New York  10022
                           Attention:  Thomas M. Cerabino, Esq.
                           Telecopy No.: (212) 821-8111

                           and an additional concurrent copy to:

                           Questor Management Company
                           4000 Town Center
                           Suite 530
                           Southfield, Michigan  48075
                           Attn:  Robert E. Shields, Esq.
                           Telecopy No.:  (248) 213-2215

                  Any party may by notice given in accordance  with this Section
12.2 to the other parties designate another address or person for receipt of notices hereunder.

                  Section 12.3. Entire Agreement. This Agreement (including the Exhibits, Annexes and Schedules hereto) and the agreements contemplated hereby contain the entire agreement among the parties with respect to the subject matter hereof, and supersede all prior agreements, written or oral, with respect thereto. Notwithstanding the execution of this Agreement, the confidentiality letter by and between Buyer and Questor, as the same may be amended, modified or supplemented from time to time (the "Confidentiality Agreement"), shall remain in full force and effect and shall not be superseded by this Agreement.

                  Section 12.4. Waivers and Amendments; Non Contractual Remedies; Preservation of Remedies; Liability. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the parties or, in the case of waiver, by the party waiving compliance. After the Closing Date, no amendment or modification may be made (i) to the definition of Special Covenants or to any other provision of this Agreement that affects any of the rights of the Original Holders with respect to the Special Covenants without the written consent of 51% of the

Original Holders or (ii) to Section 6.11 that adversely affects the rights of the indemnified parties referred to thereunder. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach. The limitations on claims set forth in this Section 12.4 and elsewhere in this Agreement (including Article X) shall not apply in the case of fraud on the part of the Company, the Significant Stockholders or Buyer, as the case may be.

                  Section 12.5. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                  Section 12.6. Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns and heirs and legal representatives. Neither this Agreement, nor any right hereunder, may be assigned by any party without the prior written consent of the other party hereto, provided however, that Buyer may assign this Agreement or any of its rights hereunder to one or more of its Subsidiaries so long as Buyer remains obligated hereunder, and provided further, that notwithstanding anything in this Section 12.6, Buyer shall not be released from its obligations under Article III of this Agreement.

                  Section 12.7. Third Party Beneficiaries. Except for Article III, Sections 6.10 (Buyer Board of Directors), 6.17 (Transfer Taxes), 6.20 (Buyer Stock Purchases and Repurchases), 6.21 (Listing), 6.22 (Registration Rights), 9.3 (Certain Material Breaches) and 10.3 (Fees and Expenses), this
Section 12.7 and Exhibit E (collectively, the "Special Covenants"), nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. On and after the Closing Date, each of the holders of Original Shares shall be deemed to be third party beneficiaries with respect to the Special Covenants, and each shall be entitled to enforce such provisions directly against Buyer or the Surviving Corporation, as applicable, to the same extent as if such person were a party hereto. In addition, each of the indemnified parties referred to in Section 6.11 shall be entitled to enforce the provisions thereof directly against Buyer or the Surviving Corporation, as applicable, to the same extent as if such indemnified person were a party hereto.

                  Section 12.8. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

                  Section 12.9. Exhibits, Schedules and Annexes. The Exhibits, Schedules and Annexes are a part of this Agreement as if fully set forth herein. All references herein to Articles, Sections, subsections, clauses, Exhibits, Annexes and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

                  Section 12.10. Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

                  Section 12.11. Submission to Jurisdiction; Venue. Any action or proceeding against any party hereto with respect to this Agreement, except for (a) any action, proceeding or other dispute with respect to any calculations made under Section 3.5 (which shall be resolved in the manner set forth in Section 3.5(c)), and (b) any action, proceeding or dispute with respect to any adjustment to the Aggregate Merger Shares (which shall be resolved in accordance with Sections 3.3 and 9.3 of this Agreement and in accordance with Section 2.1 of the Holdback Escrow Agreement), shall be brought in the Court of Chancery of the State of Delaware or if (but only if) such court does not have subject matter jurisdiction over such action or proceedings, in the courts of the state of Delaware and, by execution and delivery of this Agreement, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party hereto irrevocably consents to the service of process at any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth in Section 12.2, such service to become effective thirty days after such mailing. Nothing herein shall affect the right of any party hereto to serve process on any other party hereto in any other manner permitted by law. Each party hereto irrevocably waives any objection which it may now have or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  Section 12.12. Severability. If any court of competent jurisdiction determines that any provision of this Agreement is not enforceable in accordance with its terms, then such provision shall be deemed to be modified so as to apply such provision, as modified, to the protection of the legitimate interests of the parties hereto to the fullest extent legally permissible and shall not affect the validity or enforceability of the remaining provisions of this Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                             BUDGET GROUP, INC.



                                             By: /s/ SANFORD MILLER
                                                     Sanford Miller
                                                     Chief Executive Officer


                                             BDG CORPORATION



                                             By:     /s/ SCOTT WHITE
                                                     Scott White
                                                     President


                                             RYDER   TRS, INC.


                                             By:     /s/  JAY   ALIX
                                                     Jay  Alix
                                                     Chairman  of the  Board and
                                                     Chief Executive Officer

                                             With  respect to  Sections  3.4(g),
                                             6.1,  6.3,  6.4(a),  6.9(b),  6.12,
                                             6.18 and 6.20 hereof


                                             QUESTOR PARTNERS FUND, L.P.,

                                             By:     Questor  General   Partner,
                                                     L.P., its general partner

                                             By:     Questor  Principals,  Inc.,
                                                     its general partner


                                             By:     /s/  JAY   ALIX
                                                     Jay  Alix
                                                     Managing Principal


                                             QUESTOR SIDE-BY-SIDE PARTNERS,L.P.,


                                             By:     Questor  Principals,  Inc.,
                                                     its general partner


                                             By:      /s/ JAY ALIX
                                                      Jay Alix
                                                      Managing Principal

                                             With  respect to  Sections  6.3(b),
                                             6.18 and 6.20 hereof

                                             MADISON DEARBORN CAPITAL  PARTNERS,
                                                     L.P.

                                             By:     Madison Dearborn  Partners,
                                                     L.P., its general partner

                                             By:     Madison Dearborn  Partners,
                                                     Inc., its general partner


                                             By:     /s/   THOMAS   R.   REUSCHE
                                                     Thomas  R.   Reusche
                                                     Vice President

                                                                      EXHIBIT A


                               Warrant Assumptions

A nationally recognized investment banking firm with significant experience in the equity derivatives market selected by a majority in interest of the Original Holders and reasonably satisfactory to Buyer shall determine the aggregate number of shares issuable upon exercise of the Warrants.

The term of the Warrants will be fixed at five years after the Warrant Measurement Date.

The exercise price will be 25% above the Market Value as of the Final Measurement Date.

The valuation methodology for the Warrant will be the then applicable valuation methodology employed in the dealer market. Concurrently with delivering its opinion on the determination to the holders and Buyer, the dealer will also deliver to Buyer and to holders a standing bid at a value price equal to the Warrant Value Amount for 30 days.

                                                                       EXHIBIT B

                            HOLDBACK ESCROW AGREEMENT


                  THIS AGREEMENT is made and entered into on this day of ________ 1998 by and among Budget Group, Inc., a Delaware corporation ("Buyer"), Ryder TRS, Inc., a Delaware corporation (the "Company"), [ ], as Escrow Holdback Agent (the "Escrow Holdback Agent"), and [ ], as representative (the "Indemnification Representative") of each of the Company's stockholders listed on Schedule I hereto (the "Original Holders"). Unless otherwise indicated, all capitalized terms herein shall have the meaning ascribed to such terms in the Merger Agreement (as defined below). This Agreement shall become effective at the Effective Time.

                                    RECITALS

                  WHEREAS, Buyer and its wholly-owned subsidiary, BDG Corporation, a Delaware corporation ("Sub"), have entered into an Agreement and Plan of Merger with the Company (the "Merger Agreement"), dated as of March 4, 1998, providing for the merger of Sub with and into the Company (the "Merger");

                  WHEREAS, the Merger Agreement provides that, at the Effective Time, certain shares of Buyer Class A Common Stock to be issued pursuant to the Merger Agreement to the Original Holders will be deposited in escrow pursuant to this Agreement; and

                  WHEREAS, pursuant to the terms of the Merger Agreement, the Original Holders have appointed the Indemnification Representative to act on their behalf in connection with their rights and obligations hereunder.

                  NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained in the Merger Agreement and herein, the parties agree as follows:

                                    ARTICLE I
                        ESCROW AND ESCROW HOLDBACK SHARES

                  1.1 Deposit of Escrow Holdback Shares. At the Effective Time, Buyer shall deposit into an escrow account (the "Escrow Account") with the Escrow Holdback Agent stock certificates representing that number of shares of Buyer Class A Common Stock (the "Escrow Holdback Shares") equal to [______________________]. Certificates representing the Escrow Holdback Shares shall be registered in the name of [ ], as Escrow Holdback Agent. The Escrow Holdback Shares shall be available to satisfy claims for Damages (as defined below) and shall be held and distributed by the Escrow Holdback Agent in accordance with the terms and conditions of this Agreement and the Merger Agreement.

                  1.2 Pro Rata Portion. For purposes of this Agreement, "Pro Rata Portion", with respect to any Original Holder, shall mean that Original Holder's pro rata portion of the total number of Escrow Holdback Shares based on the total number of shares of Buyer Class A Common Stock issued to such Original Holder at the Effective Time pursuant to Sections 3.1 and 3.7 of the Merger Agreement and the total number of shares of Buyer Class A Common Stock issuable to all Original Holders at the Effective Time pursuant to Sections 3.1 and 3.7 of the Merger Agreement.

                                   ARTICLE II
                              APPLICATION OF ESCROW

                  2.1      Indemnification Obligations.

                  (a) From and after the Effective Time and subject to the other provisions of this Agreement and the Merger Agreement, pursuant to and in accordance with Section 3.3 and Article IX of the Merger Agreement if Buyer becomes entitled upon the occurrence of certain adjustment events set forth in
Section 3.3 that result in a value reduction to Buyer in accordance with Section
3.3 (the "Damages"), to an adjustment pursuant to Section 3.3, it shall be entitled to receive Escrow Holdback Shares from each Original Holder based upon such Original Holder's Pro Rata Portion; provided, however, that such return of the Escrow Holdback Shares shall be made only to the extent provided in Section
3.3 of the Merger Agreement; and provided, further, that the foregoing deduction shall not apply to Damages with respect to which Buyer failed to notify the Indemnification Representative within 120 days after the Closing Date (the "Cut-off Date").

                  (b) The obligations of the Original Holders under this Section
2.1 with respect to Damages under the Merger Agreement shall not continue beyond the Cut-off Date unless, prior to such date, Buyer shall have given to the Indemnification Representative, with a copy to the Escrow Holdback Agent, a notice of its claim (a "Notice of Claim") for indemnification hereunder, which Notice of Claim shall be in writing, shall specify in reasonable detail the basis for such claim, shall be based upon Buyer's good faith belief and shall specify the amount of Damages (the "Claimed Amount").

                  (c) Notwithstanding the foregoing, if the Closing occurs, Buyer's sole remedy with respect to any Damages shall be to make claims against the Escrow Holdback Shares under this Agreement, except that any failure of any Significant Stockholder to perform any covenant on or prior to the date hereof contained in Sections 6.16, 6.18 and 6.20 of the Merger Agreement shall entitle the party or parties to whom such covenant runs to seek damages from the breaching party thereto.

                  (d) For all purposes of this Agreement, the deemed value per Escrow Holdback Share for purposes of determining the amount of any compensation payable hereunder shall be the Transaction Price.

                  (e) The amount of any Damages incurred by Buyer shall be reduced by the net amount that Buyer, the Company or any of their affiliates actually recovers in respect of insurance recoveries and insurance proceeds (exclusive of self insurance), and shall be adjusted to reflect the present economic value of any tax benefits recognized by Buyer, the Company or any of their controlled affiliates as a result of such Damages.

                  2.2 Indemnification Procedures. (a) Upon the commencement of any action, suit or proceeding relating to a third party claim for which indemnification may be sought hereunder, Buyer shall promptly give the Indemnification Representative a Notice of Claim; provided, however, that such action, suit or proceeding is instituted prior to the Cut-off Date. Within 20 calendar days after delivery of a Notice of Claim, the Indemnification Representative may, upon written notice thereof to Buyer, assume control of the defense of such action, suit or proceeding with counsel reasonably satisfactory to Buyer. If the Indemnification Representative does not so assume control of such defense, Buyer shall control such defense. The party not controlling such defense may participate therein at its own expense; provided that, if the Indemnification Representative assumes control of such defense and Buyer reasonably believes it is advisable for it to be represented by separate counsel because there exists a conflict of interest between its interests and those of the Indemnification Representative with respect to such claim, or there exist defenses available to Buyer which may not be available to the Indemnification Representative, or if the Indemnification Representative shall fail to assume responsibility for such defense, Buyer may retain counsel satisfactory to it and the reasonable fees and expenses of counsel to Buyer shall be considered "Damages" for purposes of this Agreement. The party controlling such defense shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto.

                  (b) Buyer shall not agree to any settlement of any action, suit or proceeding without the prior written consent of the Indemnification Representative, which consent shall not be unreasonably withheld or delayed. The Indemnification Representative shall not, without the consent of Buyer, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to Buyer of a full and unconditional release from all liability in respect to such claim or litigation or which requires action other than the payment of money by the Indemnification Representative. Upon the settlement or the entry of a judgment with respect to a third party claim, Buyer and the Indemnification Representative shall notify the Escrow Holdback Agent of the amount of Damages with respect thereto and the number of Escrow Holdback Shares that are payable hereunder.

                  (c) For  indemnification  claims  not  involving  any claim or legal proceeding by a third party, the procedures in this subsection (c) shall apply. Within 30 calendar days after delivery of a Notice of Claim, provided that the Notice of Claim was received prior to the Cut-off Date, the Indemnification Representative shall provide to Buyer, with a copy to the Escrow Holdback Agent, a written response (the "Response Notice") in which the Indemnification Representative shall: (i) agree that some or all of the Escrow Holdback Shares having a value (as computed pursuant to Section 2.1(d)) equal to the full Claimed Amount may be released to Buyer, (ii) agree that some of the Escrow Holdback Shares having a value equal to part, but not all, of the Claimed Amount (the "Agreed Amount") may be released to Buyer, or (iii) contest that any of the Escrow Holdback Shares may be released to Buyer or Sub. The Indemnification Representative may contest the release of the Escrow Holdback Shares having a value equal to all or a portion of the Claimed Amount only based upon a good faith belief that all or such portion of the Claimed Amount does not constitute Damages for which Buyer or Sub is entitled to indemnification hereunder. If no Response Notice is delivered by the Indemnification Representative within such 30-day period, the Indemnification Representative shall be deemed to have agreed that some or all of the Escrow Holdback Shares having a value equal to all of the Claimed Amount may be released to Buyer, and the Escrow Holdback Agent shall not be required to obtain the consent of the Indemnification Representative prior to the distribution of such Escrow Holdback Shares.

                  (d) If the Indemnification Representative in the Response Notice agrees (or is deemed to have agreed) that some or all of the Escrow Holdback Shares having a value (as computed pursuant to Section 2.1(d)) equal to some or all of the Claimed Amount may be released to Buyer, the Escrow Holdback Agent shall, promptly following the earlier of the required delivery date for the Response Notice or the delivery of the Response Notice, transfer, deliver and assign to Buyer such amount of Escrow Holdback Shares which have a value equal to the portion of the Claimed Amount not contested by the Indemnification Representative (or such lesser amount of Escrow Holdback Shares as is then held).

                  (e) If the Indemnification Representative in the Response Notice contests the release of Escrow Holdback Shares having a value equal to all or part of the Claimed Amount (the "Contested Amount"), the Indemnification Representative and Buyer shall attempt promptly and in good faith to agree upon the rights of the parties with respect to the Contested Amount. If the Indemnification Representative and Buyer should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and, if such agreement provides that all or a portion of the Contested Amount is to be paid to Buyer, the Escrow Holdback Agent shall transfer, assign and deliver to Buyer a number of Escrow Holdback Shares which have a value (as computed pursuant to Section 2.1(d)) equal to the amount so agreed. If no such agreement can be reached after good faith negotiation within 30 calendar days of the delivery of the Indemnification Representative's Response Notice (or such longer period as Buyer and the Indemnification Representative may mutually agree), the matter shall be settled by binding arbitration in Wilmington, Delaware.

                  (f) All claims shall be settled by a single arbitrator mutually agreeable to Buyer and the Indemnification Representative, or if they cannot agree on a single arbitrator within ten calendar days after commencement of the arbitration, by three arbitrators, in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA Rules"). If a single arbitrator has not been mutually agreed upon, the Indemnification Representative and Buyer shall each designate one arbitrator within five (5) calendar days of the commencement of the arbitration. The Indemnification Representative and Buyer shall cause such designated arbitrators mutually to agree upon and designate a third arbitrator; provided, however, that
(i) failing such agreement within ten (10) calendar days of the commencement of the arbitration, the third arbitrator shall be appointed in accordance with the AAA Rules, and (ii) if either the Indemnification Representative or Buyer fails to timely designate an arbitrator, the dispute shall be resolved by the one arbitrator timely designated. The Original Holders and Buyer shall pay the fees and expenses of their respectively designated arbitrators and shall bear equally the fees and expenses of the third arbitrator (or of the sole arbitrator, in the event a single arbitrator decides the matter). The arbitrators' decision shall relate solely to whether Buyer is entitled to receive the Contested Amount (or a portion thereof) pursuant to the applicable terms of the Merger Agreement and this Agreement. The final decision of the arbitrator, or the majority of the arbitrators in the case of three arbitrators, shall be furnished to the Indemnification Representative, Buyer or Sub and the Escrow Holdback Agent in writing no later than 30 calendar days after appointment of the sole arbitrator (or third arbitrator in cases where there are three arbitrators) and shall constitute a conclusive determination of the issue in question, binding upon the Indemnification Representative, the Original Holders or Buyer and the Escrow Holdback Agent, and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrators' award. The Escrow Holdback Shares will be distributed in accordance with the final decision of the arbitrator.

                  (g) In the event the arbitrator, or the majority of arbitrators, decide Buyer is entitled to receive the Contested Amount (or a portion thereof) pursuant to the applicable terms of the Merger Agreement and this Agreement, within 10 days upon receipt of written notification of such decision from the arbitrator(s), the Escrow Holdback Agent shall release to Buyer some or all of the Escrow Holdback Shares having a value (as computed pursuant to Section 2.1(d)) equal to the Claimed Amount (or portion thereof) as set forth in the notice from the arbitrator(s).

                  (h) Any and all claims for indemnification shall be asserted in writing before the Cut-off Date.

                  2.3      Distribution of Escrow Holdback Shares.

                  (a) The Escrow Holdback Shares not returned to Buyer shall be held by the Escrow Holdback Agent until the 120th day after the Closing Date (such date, the "Termination Date"), at which time the Escrow Holdback Agent shall distribute to Original Holders the Escrow Holdback Shares set forth opposite such Original Holder's name on Schedule I hereto, less (i) a number of Escrow Holdback Shares sufficient to satisfy any pending claims, and (ii) the number of shares retained by the Indemnification Representative to cover the reasonable expenses incurred by the Indemnification Representative hereunder.

                  (b) Buyer and the Indemnification Representative shall jointly notify the Escrow Holdback Agent of the number of Escrow Holdback Shares to be distributed to each Original Holder no later than six Business Days after the Termination Date. In the event either Buyer or the Indemnification Representative fails to so notify the Escrow Holdback Agent within six (6) Business Days after the Termination Date, the Escrow Holdback Agent may act on the instruction of the more diligent party giving notice to the Escrow Holdback Agent.
The Escrow Holdback Shares in the Escrow

Account not so distributed shall be retained by the Escrow Holdback Agent until all pending claims are resolved.

                  2.4 Ownership of Escrow Holdback Shares; Voting Rights. Each Original Holder shall have all indicia of ownership of the Escrow Holdback Shares while they are held in escrow, including, without limitation, the rights to vote such shares and receive distributions thereon and the obligations to pay all taxes, assessments and charges with respect thereto; provided, however, that any distribution (other than ordinary distributions of cash paid as a dividend by Buyer), on or with respect to such Escrow Holdback Shares, and any other shares or securities into which such Escrow Holdback Shares may be changed or for which they may be exchanged pursuant to corporate action of Buyer affecting holders of Buyer's capital stock generally, shall be delivered to and held by the Escrow Holdback Agent in escrow and shall be subject to the provisions of this Agreement. Any distribution with respect to an Escrow Holdback Share which is delivered to and held in Escrow hereunder shall be either distributed to the Original Holders or returned to Buyer in the same manner as the Escrow Holdback Shares to which such distribution relates.

                                   ARTICLE III
                                  MISCELLANEOUS

                  3.1 Notices. Any notice or other communication required or permitted to be given by one of the parties hereto to the other under this Agreement shall be considered as properly given if duly reduced to writing and
(i) delivered in person, or (ii) mailed by first class mail, registered or certified, with return receipt requested and postage prepaid, or (iii) transported by official carrier (with notice of receipt requested and postage prepaid) to the party entitled thereto and if mailed or transported, addressed to the respective addresses set forth below (or such other address as may have been prior thereto specified by notice given as contemplated by this section) and, if to the Original Holders, to the address of such stockholder as set forth in the stock record books of the Company, and:

                  (a)      If to the Indemnification Representative:





                  with a copy to:

                            Willkie Farr & Gallagher
                            153 East 53rd Street
                            New York, NY  10022
                            Attn:  Thomas M. Cerabino, Esq.
                            Telecopy:  (212) 821-8111

                  (b)      If to Buyer:

                           Budget Group, Inc.
                           4225 Naperville Road
                           Lisle, Illinois 60532-3662
                           Attention: General Counsel
                           Telecopy No.: (630) 955-7810

                  with a copy to:

                           King & Spalding
                           191 Peachtree Street, N.E.
                           Atlanta, GA 30303
                           Attn: C. William Baxley, Esq.
                           Telecopy: (404) 572-5100

                  (c)      If to the Escrow Holdback Agent:

                           ----------------------
                           ----------------------
                           ----------------------
                           ----------------------



                  3.2 Termination. This Agreement will terminate when all of the Escrow Holdback Shares in the Escrow Account have been distributed according to its terms, except Section 3.9, which shall remain in full force and effect for so long as the Escrow Holdback Agent may have any liability hereunder.

                  3.3 Entire Agreement. This Agreement represents the entire agreement by and among Buyer, the Company, the Original Holders, the Indemnification Representative and the Escrow Holdback Agent with respect to the subject matter hereof and supersedes any prior written or oral agreements concerning the same. This Agreement does not affect the Merger Agreement or any agreement entered into contemporaneously therewith and herewith.

                  3.4 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware without giving effect to conflicts of laws principles.

                  3.5 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  3.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

                  3.7 Amendment. This Agreement may not be amended, and no terms of this Agreement may be waived, without the specific written consent of the parties that are signatories to this Agreement, and no waiver shall constitute a waiver of any subsequent events.

                  3.8   Counterparts.   This   Agreement   may  be   signed   in
counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

                  3.9      Escrow Holdback Agent.

                  (a) The Escrow Holdback Agent shall have no responsibility or obligation of any kind in connection with the Escrow Holdback Shares, and shall not be required to deliver the same or any part thereof or take any action with respect to any matters that might arise in connection therewith, other than to receive, hold and make delivery of the Escrow Holdback Shares as herein provided or by reason of a judgment or order of a court of competent jurisdiction or arbitrator's award.

                  (b) The Escrow Holdback Agent shall not be bound by any agreement between any of the other parties hereto, irrespective of whether the Escrow Holdback Agent has knowledge of the existence of any such agreement or terms and provisions thereof, the Escrow Holdback Agent's only duty, liability and responsibility being to receive, hold and deliver the Escrow Holdback Shares as herein provided. The Escrow Holdback Agent shall not be required in any way to determine the validity or sufficiency, whether in form or substance, of the Escrow Holdback Shares or of any instrument, document, certificate, statement or notice referred to in this Agreement or contemplated hereby, or the identity or authority of the persons executing the same, and it shall be sufficient if any writing purporting to be such instrument, document, certificate, statement or notice that is delivered to the Escrow Holdback Agent purports on its face to be correct in form and signed or otherwise executed by the party or parties required to sign or execute the same under this Agreement.

                  (c) Should any controversy arise between Buyer and the Indemnification Representative, or any other person, firm or entity, with respect to this Agreement, the Escrow Holdback Shares, or any part thereof, or the right of any party or other person to receive the Escrow Holdback Shares, or should Buyer or the Indemnification Representative fail to designate another Escrow Holdback Agent as provided below in paragraph (i), or if the Escrow Holdback Agent should be in doubt as to what action to take, the Escrow Holdback Agent shall have the right (but not the obligation) to (i) withhold delivery of the Escrow Holdback Shares until the controversy is resolved, the conflicting demands are withdrawn or its doubt is resolved, and/or (ii) institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties hereto (the right of the

Escrow Holdback Agent to institute such bill of interpleader shall not, however, be deemed to modify the manner in which the Escrow Holdback Agent is entitled to make disbursements of the Escrow Holdback Shares as hereinabove set forth other than to tender the Escrow Holdback Shares into the registry of such court). Should a bill of interpleader be instituted, or should the Escrow Holdback Agent be threatened with litigation or become involved in litigation in any manner whatsoever on account of this Agreement or the Escrow Holdback Shares, then as between themselves and the Escrow Holdback Agent, Buyer hereby binds itself and its successors and assigns to pay the Escrow Holdback Agent its attorney's fees and any and all other disbursements, expenses, losses, costs and damages of the Escrow Holdback Agent in connection with or resulting from such threatened or actual litigation, provided that the Escrow Holdback Agent has given Buyer prompt notice of any such litigation.

                  (d) Without in any way limiting any other provisions of this Agreement, it is expressly understood and agreed that the Escrow Holdback Agent shall be under no duty or obligations to give any notice, or to do or to omit the doing of any action or anything with respect to the Escrow Holdback Shares, except to make disbursements in accordance with the terms of this Agreement. The Escrow Holdback Agent shall not be liable for any error in judgment or any act or steps taken or permitted to be taken in good faith, or for any mistake of law or fact, or for anything it may do or refrain from doing in connection herewith, except for its own willful misconduct or gross negligence.

                  (e) Buyer agrees to indemnify the Escrow Holdback Agent against and hold the Escrow Holdback Agent harmless from any and all losses, costs, damages, expenses, claims and attorney's fees suffered or incurred by the Escrow Holdback Agent as a result of, in connection with or arising from or out of the acts or omissions of Escrow Holdback Agent in the performance of or pursuant to this Agreement, except such acts or omission as may result from the Escrow Holdback Agent's willful misconduct or gross negligence.

                  (f) The Escrow Holdback Agent may consult with its counsel or other counsel satisfactory to it in respect to any question relating to its duties or responsibilities hereunder or otherwise in connection herewith and shall not be liable for any action taken, suffered or omitted by it in good faith upon the advice of such counsel. The Escrow Holdback Agent may act through its officers, employees, agents and attorneys.

                  (g) All of the Escrow Holdback Agent's rights hereunder are cumulative of any other rights it may have by law or otherwise.

                  (h)  The  Escrow   Holdback   Agent   shall  be   entitled  to
reimbursement from Buyer for one-half, and from the Original Holders for one-half, of its aggregate costs and expenses, including fees and expenses of legal counsel, incurred by it in connection with the preparation, operation, administration and enforcement of this Agreement.

                  (i) The Escrow Holdback Agent may resign upon 10 days prior written notice to Buyer and the Indemnification Representative and, upon joint instructions of Buyer and the Indemnification Representative, shall deliver the Escrow Holdback Shares to any designated substitute Escrow Holdback Agent selected by Buyer and the Indemnification Representative. If such parties fail to designate a substitute Escrow Holdback Agent within 10 days, the Escrow Holdback Agent may, in its sole discretion and its sole option, institute a bill of interpleader as contemplated by paragraph (c) above.

                  (j) Each of Buyer and the Original Holders agree to pay one-half of the aggregate the amounts payable to the Escrow Holdback Agent as set forth in the fee schedule in Schedule II hereto in connection with the services rendered hereunder.

                  (k) In the event of a dispute between the Escrow Holdback Agent and Buyer hereunder, such dispute shall be resolved by the parties pursuant to binding arbitration, in the manner set forth in Section 2.2(f) hereto.

                  3.10 Indemnification Representative. The Indemnification Representative is acting as the agent of the Original Holders. In the event the Indemnification Representative incurs any expenses in exercising his and the Original Holders' rights hereunder, he shall be entitled to receive from time to time (prior to any distribution of Escrow Holdback Shares to the Original Holders) Escrow Holdback Shares from the Escrow Account to pay any expenses incurred by him hereunder or to contribution from each Original Holder based upon such Original Holder's Pro Rata Portion.

                  3.11 Fractional Shares. Buyer shall not be obligated to deliver any fractional shares of stock under this Escrow Agreement. In the event that at any time the number of shares to be delivered would otherwise include a fraction, Buyer shall redeem such fractional share at a price equal to such fraction multiplied by the Transaction Price.

                  3.12 Incapacity of Indemnification Representative. In the event of the incapacity of the Indemnification Representative, a new Indemnification Representative shall be appointed by the holders of a majority of the Escrow Holdback Shares which remain subject to this Agreement, which appointment shall be promptly notified to the Escrow Holdback Agent and Buyer.

                            [Signature pages follow]

                  IN WITNESS WHEREOF, the parties to this Agreement have duly executed the same on the day and year first above written.

                                      BUYER



                                      By:
                                         -----------------------
                                      Name:
                                      Title:


                                      INDEMNIFICATION REPRESENTATIVE:







                                      -----------------------,
                                     as Escrow Holdback Agent



                                     By:
                                     Institutional Trust Officer

                                                                      SCHEDULE I



Company Stockholder                                       Escrow Holdback Shares
-------------------                                      -----------------------

                                                                     SCHEDULE II


                                  Fee Schedule
                                  ------------

                                                                      EXHIBIT C

                   [LETTERHEAD OF CREDIT SUISSE/FIRST BOSTON]


IRREVOCABLE STANDBY
LETTER OF CREDIT NO. ___________                                   March 4, 1998



Ryder TRS, Inc.
1560 Broadway, Suite 1800
Denver, Colorado 80202

Dear Sir or Madam:

1. We hereby establish in your favor our Irrevocable Letter of Credit No.___________ (this "Letter of Credit"), which shall be effective immediately and expire as set forth herein, wherein you are hereby irrevocably authorized to draw on this Letter of Credit for the account of our customer Budget Rent A Car Corporation (the "Account Party"), in an aggregate amount not exceeding TWENTY MILLION UNITED STATES DOLLARS (US$20,000,000) (the "Stated Amount"), available by your sight drafts upon the terms and conditions hereinafter set forth. This Letter of Credit is delivered pursuant to Section 6.8 of that certain Agreement and Plan of Merger, dated as of March 4, 1998 (such Agreement and Plan of Merger, as amended or otherwise modified from time to time, being hereinafter referred to as the "Merger Agreement"), among Budget Group, Inc., BDG Corporation, Ryder TRS, Inc. and certain other parties named therein.

2. We hereby irrevocably authorize you to draw on us in an aggregate amount not to exceed the Stated Amount or such lesser amount in accordance with and subject to the terms and conditions hereinafter set forth (i) in a single drawing by your draft referring thereon to the number of this Letter of Credit, payable at sight on a Business Day (as hereinafter defined) and accompanied by your written and completed certificate signed by you in substantially the form of Attachment I attached hereto (such draft, together with such certificate, being your "Non-Regulatory Termination Draft"), an amount not exceeding the Stated Amount of this Letter of Credit or (ii) in a single drawing by your draft referring thereon to the number of this Letter of Credit, payable at sight on a Business Day and accompanied by your written and completed certificate signed by you in substantially the form of Attachment II attached hereto (such draft, together with such certificate, being your "Regulatory Termination Draft", and together with the Non-Regulatory Termination Draft, the "Drafts") an amount not exceeding $7,500,000. Drafts presented hereunder shall be dated the date of presentation and shall be presented with this Letter of Credit at our office at 5 World Trade Center, New York, New York 10048-0928, Attention: Adrian Silghigian (212-322-0046), or at such other office as we may designate by written notice to you. Presentation of the Drafts shall be made by physical presentation of the Drafts. As used herein, "Business Day" shall mean a day on which banks in New York City are not required or authorized by law or executive order to remain closed.

3. We hereby agree that a Draft drawn under and in compliance with the terms of this Letter of Credit will be duly honored by us if presented as specified on or before the Termination Date (as defined below). We will honor such Draft without any inquiry or question whatsoever, including inquiry or question as to the rights between you and the Account Party. If a presentation in respect of payment is made by you hereunder at or prior to 11:00 A.M. (New York City time) on a Business Day on or prior to the Termination Date in strict conformity with the terms and conditions hereof, payment shall be made to you or your designee of the amount specified, in immediately available funds, not later than 5:00 P.M. (New York City time) on such Business Day. If a presentation in respect of payment is made by you hereunder after 11:00 A.M. (New York City time) on a Business Day on or prior to the Termination Date in strict conformity with the terms and conditions hereof, payment shall be made to you or your designee of the amount specified, in immediately available funds, not later than 5:00 P.M. (New York City time) on the next succeeding Business Day (notwithstanding that such Business Day may be after the Termination Date).

4. Upon the payment to you or to your designee of the amount specified in a Draft drawn hereunder, we shall be fully discharged of our obligation under this Letter of Credit, and we will not thereafter be obligated to make any further payments under this Letter of Credit to you or any other person.

5. Unless extended in writing by us, this Letter of Credit shall expire on the date earliest to occur (such earliest date being the "Termination Date") of (i) December 15, 1998 (such date, as it may be extended in writing by us, the "Stated Termination Date"), (ii) the date we shall have received notice from the Account Party and you that the Merger Agreement has terminated in a manner not permitting the Beneficiary to make a drawing pursuant to the terms of the Merger Agreement or that the Merger (as defined in the Merger Agreement) has been consummated, (iii) the date you surrender this Letter of Credit for cancellation, and (iv) the date we have made payment to you or your designee of the amount specified in a Draft drawn hereunder. In no event shall any drawing hereunder be presented after the then-effective Stated Termination Date. Promptly following the Termination Date, you shall surrender this Letter of Credit to us for cancellation, if you have not previously done so.

6. This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500 (as the same may be amended and supplemented from time to time, the "Uniform

Customs"), and, to the extent not inconsistent therewith, the laws of the State of New York, United States of America. All actions arising out of this Letter of Credit or the enforcement thereof shall be decided by any court of the State of New York or any U.S. Federal court sitting in the State of New York.

7. This Letter of Credit, or any right hereunder, may not be transferred.

8. Communications (other than drawings) with respect to this Letter of Credit shall be in writing and shall be addressed to us at 5 World Trade Center, 8th Floor, Trade Services Department, New York, New York 10048-0928, Attention:
Adrian Silghigian, ((212) 322-0046) or at such other office as we may designate by written notice to you, or by facsimile transmission received by us at: (212) 803-2080 or at such other number as we may designate by written notice to you, in each case specifically referring to the number of this Letter of Credit.

9. This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except only a Draft presented hereunder; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except as set forth above.

                                                     Very truly yours,


                                                     CREDIT SUISSE FIRST BOSTON
                                                     NEW YORK BRANCH



                                                     By:
                                                       Name:
                                                       Title:  Vice President



                                                     By:
                                                       Name:
                                                       Title:  Assistant Vice
                                                               President

                                  ATTACHMENT I

                     THIS ATTACHMENT IS AN INTEGRAL PART OF
                  CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH'S

                        LETTER OF CREDIT NO. _____________
                               DATED MARCH 4, 1998

                                     [DATE]

Credit Suisse First Boston, New York Branch
5 World Trade Center
New York, New York 10048-0928
Attention:  Adrian Silghigian

Re:      Certificate for Payment under Letter of Credit/
         Non-Regulatory Termination Draft

Gentlemen:

         We refer to Irrevocable Letter of Credit No. ___________ of Credit Suisse First Boston, New York Branch (the "Letter of Credit"). Any term that is defined in the Letter of Credit shall have the same meaning when used herein as in the Letter of Credit. The undersigned, being a duly authorized officer of Ryder TRS, Inc. (the "Beneficiary"), does hereby certify to you that:

1.      I am the  ___________________ of the Beneficiary,  for whose benefit the
        Letter  of  Credit  was  issued  and  I  am   authorized  to  make  this
        certification to you.

2. The Merger Agreement has terminated in a manner giving rise to the payment contemplated by Section 10.3(b) thereof.

3. We demand payment in the amount of Twenty Million United States Dollars (US$20,000,000).

         IN WITNESS WHEREOF, this Certificate has been executed and delivered by the Beneficiary on the ___ day of ____________ 199_.

                                                     Ryder TRS, Inc.



                                                     By:
                                                           Name:
                                                           Title:

                                  ATTACHMENT II

                     THIS ATTACHMENT IS AN INTEGRAL PART OF
                  CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH'S

                        LETTER OF CREDIT NO. ___________
                               DATED MARCH 4, 1998

                                     [DATE]

Credit Suisse First Boston, New York Branch
5 World Trade Center
New York, New York 10048-0928
Attention:  Adrian Silghigian

Re:      Certificate for Payment under Letter of Credit/
         Regulatory Termination Draft

Gentlemen:

         We refer to Irrevocable Letter of Credit No. ___________ of Credit Suisse First Boston, New York Branch (the "Letter of Credit"). Any term that is defined in the Letter of Credit shall have the same meaning when used herein as in the Letter of Credit. The undersigned, being a duly authorized officer of Ryder TRS, Inc. (the "Beneficiary"), does hereby certify to you that:

1.      I am the  ________________  of the  Beneficiary,  for whose  benefit the
        Letter  of  Credit  was  issued  and  I  am   authorized  to  make  this
        certification to you.

2. The Merger Agreement has terminated in a manner giving rise to the payment contemplated by Section 10.3(a) thereof.

3. We demand payment in the amount of Seven Million Five Hundred Thousand United States Dollars (US$7,500,000).

         IN WITNESS WHEREOF, this Certificate has been executed and delivered by the Beneficiary on the ___ day of ____________ 199_.

                                                     Ryder TRS, Inc.



                                                     By:
                                                           Name:
                                                           Title:

                                                                      EXHIBIT D




                                                                    NEWS RELEASE



BUDGET GROUP TO ACQUIRE RYDER TRS THROUGH MERGER AGREEMENT WITH QUESTOR PARTNERS

-- Nation's No. 2 Consumer Truck Rental Company to Strengthen Budget Group's Growing Transportation-Related Companies Network--

         DAYTONA BEACH, Fla, March 4, 1998

         Budget Group, Inc. (NYSE:BD) today announced the signing of a merger agreement to acquire Ryder TRS, Inc. from an investment group led by Questor Partners Fund, L.P. Ryder TRS is the nation's second-largest consumer truck rental company. Budget Group, through subsidiary companies and their franchisees, operates Budget Car and Truck Rental, the third largest car and truck rental system in the world.

         Under the terms of the agreement, Ryder TRS will continue to operate from its Denver headquarters as a wholly owned subsidiary of Budget Group. Ryder TRS shareholders will receive up to $265 million comprised of $125 million in cash, $120 million in Budget Group Class A common stock and up to $20 million of contingent additional consideration in return for 100 percent of the outstanding Ryder TRS stock. The stock portion of the agreement represents about 10 percent of Budget Group's outstanding common stock, or approximately 3.6 million shares. Budget Group will assume the Ryder TRS fleet debt of $266 million as well as public notes of $175 million.

         Budget Group expects the transaction to be slightly accretive to 1998 earnings and further accretive thereafter.

         Ryder TRS has annual revenues of $545 million and a fleet of approximately 30,000 trucks and vans available for local and one-way rentals from 4,000 locations across the U.S. "The Ryder TRS transaction is consistent with our strategy to build a synergistic network of transportation-related companies," said Sandy Miller, chairman and CEO of Budget Group. "Budget and Ryder TRS are two of the most distinguished and trusted brand names in the vehicle rental industry. Ryder TRS fits well with Budget Group's portfolio of car, truck, van and recreational vehicle rental and sales holdings," Miller noted.

         Budget Group will align its current Budget Truck Rental operations, recently acquired Cruise America (a leading RV rental and sales company in North America), and the Ryder TRS company under a newly established truck rental division.

         Commenting on the benefits of the merger, Miller stated, "With these three separate entities under the same division, we will gain significant economies of scale in fleet purchasing and management, vehicle maintenance, and in the costs of parts, supplies and equipment. In addition, this union creates opportunities to consolidate key administrative functions, such as fleet and yield management systems. Ryder TRS' strong, effective dealer network combined with the continuing successful performance of the Budget truck rental business, which has recently experienced record growth in revenue and earnings, creates extensive opportunities to strengthen and grow the one-way and local truck rental operations throughout North America and internationally."

         "In the 17 months since its separation from Ryder Systems Inc., we have transformed Ryder TRS into an aggressive stand-alone company with excellent financial, marketing and general management expertise. Our dealer network is the envy of the industry," said Jay Alix, managing principal of Questor and chairman of Ryder TRS. "Ryder TRS is becoming stronger than ever in the truck rental business, but the global trend toward consolidation in the vehicle rental industry is inevitable, with strategic mergers providing the most cost efficiencies and greater access to the capital markets needed to build stronger operating and financial performance. The shareholders of Ryder TRS look forward to being shareholders of Budget Group."

         The transaction has Ryder TRS shareholder approval and the approval of the Budget Group board of directors. No further board or shareholder approvals are required. Closing is expected to occur in the second quarter of 1998 following a vote by Budget Group's shareholders to increase the number of authorized Class A common shares. As a result of the merger, Jay Alix will be elected to the board of directors of Budget Group. Alix was a past CEO and president of National Car Rental, a former unit of General Motors now owned by Republic Industries. In addition, the transaction is subject to the receipt of any necessary government approvals.

         Shareholders of Ryder TRS are an investment group headed by Questor Partners Fund, L.P. The group, which also includes Madison Dearborn Capital Partners and Societe General, purchased the consumer truck rental business of Ryder Systems Inc. in October 1996 in a $575 million transaction comprised of $125 million in equity and the balance financed with debt. These operations were then renamed Ryder TRS.

         Questor Management Company, Southfield, MI, manages Questor Partners Fund, which was established to acquire "special situation" companies, including the non-core divisions or subsidiaries of Fortune 1000 corporations. Its principals include Alix, who is the founding partner of Jay Alix & Associates, a corporate restructuring and turnaround consulting firm; Dan Lufkin, co-founder of Donaldson, Lufkin & Jenrette; Edward L. Scarff, former president of Transamerica Corporation; and Melvyn N. Klein, an attorney and a former executive at

Donaldson, Lufkin & Jenrette. In addition to Ryder TRS, Questor Partners Fund's portfolio includes Schwinn Cycling & Fitness, Boulder, CO, AP Automotive Systems, Toledo, OH, and Channel Master, Smithfield, NC.

         Budget Group, Inc., through subsidiary companies and their franchisees, operates Budget Car and Truck Rental, the third largest worldwide car and truck rental system, with over 3,200 airport and local market locations in more than 120 countries and territories. In addition, the Company owns Premier Car Rental, which serves the insurance replacement market through a network of 150 locations in 17 major U.S. markets. Budget Car Sales is one of the largest independent retailers of late model vehicles in the United States, operating 26 retail car sales facilities. The Company also operates airport parking facilities at certain locations and through Van Pool Services leases 3,500 vans for van pooling operations in 60 urban areas. On January 28, 1998, Budget Group acquired Cruise America, one of North America's largest recreational vehicle rental and sales companies, with a network of 91 locations and a fleet of more than 4,300 recreational vehicles, including motorhomes, truck campers and motorcycles.

         Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Budget or Ryder TRS to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Budget and Ryder TRS expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Budget's or Ryder TRS' expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

         This press release does not constitute "proxy solicitation material" within the meaning of Regulation 14A and Schedule 14A of the Securities Exchange Act of 1934, as amended. In addition, this press release shall not constitute an offer to sell or the solicitation of an offer to buy Budget Class A common stock nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Note to Editors: FPS digital photo available via the Newscom bulletin board system (BBS) and website (http://www.newscom.com). Publications that are not NewsCom subscribers can receive a free account for either delivery service. Media can call for a temporary password at (800) 601-NEWS. Outside U.S., call
(213) 237-4577 or send an e-mail request to: editor@featurephoto.com

For queries directly related to Questor Partners Fund, contact:
Harry Savage at Bob Marston Tel:  212-371-2200

           CONTACT:        Susan Welty
                           Director, Public Relations
                           Budget Group, Inc.
                           630-955-7419
                           or

                           Scott White
                           Executive Vice President
                           Corporate Development and Investor Relations
                           Budget Group, Inc.
                           630-955-7600

                                                                      EXHIBIT E


                     Rights and Obligations with respect to

                             Registrable Securities

                  The holders of Warrants granted pursuant to Section 3.5 of the Agreement and Plan of Merger (the "Merger Agreement") and the Buyer Class A Common Stock issued pursuant to Sections 3.2, 3.4 and 3.7 of the Merger Agreement and issued upon exercise of, or in exchange for, any Warrants shall have the following rights and obligations with respect to such shares:

                  1. Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth in the Merger Agreement. As used in this Exhibit E, unless the context otherwise requires, the following terms have the following respective meanings:

                  "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such successor federal statute.

                  "Majority Holders" means stockholders owning a majority of the Registrable Securities outstanding at the time of determination.

                  "Registrable Securities" means (i) shares of Buyer Class A Common Stock received in the Merger by the Original Holders (such Original Holders and their transferees, the "Holders", and each such Original Holder and any transferee a "Holder") at the Effective Time by virtue of the Merger, (ii) Make-Whole Shares received by the Holders pursuant to Section 3.4 of the Merger Agreement and their transferees, (iii) shares of Buyer Class A Common Stock received by the Holders upon exercise of any Warrants issued pursuant to Section
3.5 of the Merger Agreement and their transferees, (iv) shares of Buyer Class A Common Stock received upon exercise of any Options pursuant to Section 3.7 of the Merger Agreement and their transferees and (v) any Related Registrable Securities and their transferees. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been otherwise transferred, and new certificates for them not bearing a legend restricting further transfer shall have been delivered by Buyer and subsequent public distribution of them shall not, in the opinion of counsel to the holders, which counsel shall be reasonably acceptable to Buyer, require registration of them under the Securities Act, or (c) they shall have ceased to be outstanding.

                  "Registration Expenses" means all costs, fees and expenses incident to Buyer's performance of or compliance with Section 2, including, without limitation, all registration, filing and NASD fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses and the fees and disbursements of counsel for Buyer and of its independent public accountants and of a single counsel for the Holders, but excluding any underwriting fees, expenses, discounts or other costs payable to any underwriter, broker or dealer.

                  "Registration Statement" has the meaning set forth in Section 2.1.

                  "Related Registrable Securities" means any securities of Buyer issued or issuable with respect to the shares of Buyer Class A Common Stock received by the Holders in connection with the Transactions by way of a dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

                  "Representative" has the meaning set forth in Section 2.3.

                  "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
References to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such successor federal statute.

                  "Seller  Indemnified  Parties"  has the  meaning  set forth in
Section 2.4(a).

                  "Shares" means the shares of Buyer Class A Common Stock to be received by the Holders in the Transactions.

                  "Target Date" means 60 days after the Effective Time, 1998.

                  "Termination Date" means the first date on which all of the Registrable Securities (including all shares of Buyer Class A Common Stock issuable upon exercise of the Warrants) may be distributed to the public by each Holder pursuant to Rule 144(k) (or any similar successor provision) under the Securities Act.

                  "Transactions" means the transactions described in clauses (i) through (iv) of the definition of "Registrable Securities".

                  2.       Registration Under Securities Act, etc.

                  2.1 Filing of Registration Statement. (a) As soon as practicable, but in any event no later than 15 days after the Effective Time, Buyer shall file a "shelf" registration statement pursuant to Rule 415 under the Securities Act (the "Registration Statement") with respect to the Registrable Securities to be issued to the Holders pursuant to the Merger Agreement. Buyer agrees that the Registration Statement will cover, in the event the Minimum Merger Shares are issued in the Merger, 1,363,822 shares of Buyer Class A Common Stock or, in the event the Maximum Merger Shares are issued in the Merger, 3,636,860 shares of Buyer Class A Common Stock. In the event that the number of shares of Buyer Class A Common Stock that are covered by the Registration Statement is less than the number of Registrable Securities, Buyer shall, as promptly as practicable after the issuance of Registrable Securities not covered by the Registration Statement, file an additional "shelf" registration statement and Buyer shall comply with all of its obligations set forth in this Exhibit E with respect to such additional registration statement to the same extent as if such registration statement were the Registration Statement. Buyer shall use its commercially reasonable efforts to (i) have the Registration Statement declared effective on or before the Target Date, and (ii) keep the Registration Statement continuously effective from the date such Registration Statement is declared effective until the Termination Date.

                  (b) Subject to Section 9 hereof, Buyer shall promptly supplement or amend, if necessary, the Registration Statement as required by the registration form utilized by Buyer or by the instructions applicable to such registration form or by the Securities Act and, in each case, Buyer shall furnish to the holders of the Registrable Securities to which the Registration Statement relates and the managing underwriters, if any, copies of any such supplement or amendment prior to its being used and/or filed with the Commission. Buyer shall pay all Registration Expenses incurred in connection with the Registration Statement and any supplements or amendments thereto, whether or not it becomes effective, and whether all, none or some of the Registrable Securities are sold pursuant to the Registration Statement.

                  2.2  Registration  Procedures.  (a)  In  connection  with  any
registration   statement   filed   pursuant  to  Section  2.1,  Buyer  will,  as
expeditiously as possible:

                            (i) subject to Section 9 hereof, prepare and file with the Commission such registration statement and such amendments and supplements to such registration statement and the prospectus used in connection therewith continuously as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement or as may be reasonably requested by the Majority Holders, until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition (including methods described in any amendment or supplement referred to in (ii) below) by the seller or sellers thereof set forth in such registration statement (without limiting the generality of the foregoing, Buyer will prepare and file such amendments and supplements as may be required to permit the distributees of any Registrable Securities held by a partnership or other entity or the donees of any Registrable Securities held by any stockholder to sell such shares pursuant to the registration statement);

                            (ii) if requested by the managing underwriter or underwriters or the Majority Holders of the Registrable Securities being sold in connection with an underwritten offering, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters or such holders request should be included therein relating to the plan of distribution with respect to such Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after receiving notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;

                            (iii) furnish to each seller of Registrable Securities covered by such registration statement and the managing underwriters,  if  any,  without  charge,  one  original  and  as  many conformed copies of such registration statement and of each such amendment thereto as reasonably requested by such seller or underwriter (including, in the case of the original copy, all exhibits) and such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller or underwriter may reasonably request;

                            (iv) use its commercially reasonable efforts (x) to register or qualify all Registrable Securities and other securities covered by such registration statement and the managing underwriters, if any, under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as the sellers of Registrable Securities covered by such registration statement and the managing underwriter, if any, shall reasonably request, (y) to keep such registrations and qualifications, in effect for so long as such registration statement remains in effect, and (z) to take any other action which may be necessary or advisable to enable such sellers or managing underwriters to consummate the disposition in such jurisdictions of the securities to be sold by such sellers or managing underwriters, provided that in connection therewith Buyer shall not be required to qualify as a foreign corporation or as a dealer in securities or to file a general consent to service of process or to subject itself to taxation in any jurisdiction;

                            (v) use its commercially reasonable efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities or self regulatory organizations as may be necessary, in the opinion of counsel to Buyer or to the managing underwriters, to enable the seller or sellers thereof or the managing underwriters, if any, to consummate the disposition of such Registrable Securities;

                            (vi) promptly notify each seller of Registrable Securities covered by such registration statement and the managing underwriters, if any, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and, subject to Section 9 hereof, at the request of any such seller, and the managing underwriters, if any, promptly prepare and furnish to each prospective seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                            (vii) in connection with any underwritten offering of Registrable Securities pursuant to the Registration Statement, enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and take all such other actions as are reasonably requested by the managing underwriter in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith (a) make such representations and warranties to the underwriters in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings with respect to the business of Buyer and the Registration Statement; (b) obtain opinions of counsel to Buyer and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, shall be addressed to the underwriters and shall cover the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by underwriters); (c) obtain "cold comfort" letters and updates thereof from Buyer's independent certified public accountants addressed to the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings; (d) if any underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures of Section 2.4 hereof with respect to all parties to be indemnified pursuant to said Section; and
         (e) Buyer shall deliver such documents and certificates as may be requested by the managing underwriters to evidence compliance with clause (iv) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by Buyer. The above shall be done at each closing under such underwriting or similar agreement as and to the extent required thereunder, and if at any time the representations and warranties of Buyer contemplated in clause
         (vii)(a) above cease to be true and correct, Buyer shall so advise the underwriter(s), if any, and each seller promptly and, if requested by such seller, shall confirm such advice in writing;

                            (viii) make appropriate representatives of its management available, upon the reasonable request of the Majority Holders of Registrable Securities, but in no event upon less than 15 days' notice, for a reasonable period for a road show in connection with the underwritten offering of the Registrable Securities by an underwriter. Buyer will also make representatives of management reasonably available for conference calls in connection with any public offering upon reasonable advance notice; and

                            (ix) to maintain on file with the NYSE and each other exchange on which Buyer Class A Common Stock is listed a copy of the most recent prospectus and otherwise use its commercially reasonable efforts to allow the sellers to satisfy the prospectus delivery requirements of the Securities Act in a manner not requiring physical delivery of a prospectus.

                  (b) Buyer may require each holder of Registrable Securities as to which any registration is being effected to (i) furnish Buyer such information regarding such holder and the distribution of such securities as Buyer may from time to time reasonably request in writing and (ii) otherwise agree to comply with the Securities Act and the Exchange Act in connection with the registration and distribution of the Registrable Securities.

                  (c) As a condition to including shares in any registration statement, Buyer may require any holder of Registrable Securities to agree that, upon receipt of any notice from Buyer of the happening of any event of the kind described in (i) subdivision (vi) of Section 2.2(a) or (ii) Section 9, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until (x) in the case of a notice under clause (i) above, such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (vi) of Section 2.2(a), or until it is advised in writing by Buyer that the use of the applicable prospectus may be resumed, and, if so directed by Buyer, such holder will promptly deliver to Buyer (at Buyer's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice or (y) in the case of a notice under clause
(ii) above, until expiration of the 30th day following the date of such notice or of any subsequent notice given in accordance with Section 8 hereof.

                  (d) If Buyer suspends a registration statement or requires stockholders to cease sales of Registrable Securities pursuant to this section, Buyer shall, as promptly as practicable following the termination of the circumstances which entitled Buyer to do so, take such actions as may be necessary to reinstate the effectiveness of such registration statement and/or give written notice to all sellers of Registrable Securities authorizing them to resume sales pursuant to such registration statement.

                  2.3 Preparation; Reasonable Investigation. In connection with the preparation and filing of the registration statement under the Securities Act pursuant to this Exhibit E, Buyer (i) shall give a representative holder designated in writing to Buyer by the Majority Holders (the "Representative"), any underwriter participating in any disposition of Registrable Securities, and counsel and accountants designated by the Representative and such underwriters the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, (ii) shall give each of them such reasonable access to its books and records and such opportunities to discuss the business of Buyer with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Representative and any underwriter participating in any disposition of Registrable Securities, and such counsel or accountants, to conduct a reasonable investigation within the meaning of the Securities Act, subject to each such person agreeing to treat confidentially any non-public information disclosed to them as a result of such investigation and (iii) shall promptly notify the Representative and any underwriter participating in any disposition of Registrable Securities, and their counsel of any stop order issued or threatened by the Commission and promptly take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                  2.4  Indemnification.

                  (a) Indemnification by Buyer. Buyer shall indemnify and hold harmless, in the case of any registration statement filed pursuant to Section 2.1, each seller of any Registrable Securities covered by such registration statement, each other Person, if any, who controls such seller within the meaning of the Securities Act, each broker, dealer or underwriter acting on behalf of such seller and their respective directors, officers, partners, shareholders, employees and affiliates ("Seller Indemnified Parties") against any losses, claims, expenses, damages or liabilities (or actions or proceedings, whether commenced or threatened, or inquiries or investigations, in respect thereof), joint or several, to which such Seller Indemnified Parties may become subject under the Securities Act or otherwise, including, without limitation, the reasonable fees and expenses of legal counsel, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, or inquiries or investigations, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by Buyer of the Securities Act, and Buyer will reimburse each such Seller Indemnified Parties for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, expense, damage, liability, action or proceeding, inquiry or investigation; provided, that Buyer shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action, proceeding, inquiry or investigation in respect thereof) or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to Buyer through an instrument duly executed by or on behalf of such seller specifically stating that it is for use in the preparation thereof or (ii) the sale of Registrable Securities pursuant to the registration statement to any person, if such seller (x) failed to send or give a copy of the prospectus, as the same may be then supplemented or amended, to such person within the time required by the Securities Act and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such prospectus was corrected in the prospectus, as amended or (y) engaged in such sale in breach of its agreements pursuant to Section 2.2(c). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Seller Indemnified Parties and shall survive the transfer of such securities by such seller.

                  (b) Indemnification by the Sellers. As a condition to including any Registrable Securities in any registration statement, each prospective seller shall agree to indemnify and hold harmless severally and not jointly (in the same manner and to the same extent as set forth in Section 2.4(a)) Buyer, and each director, officer, employee and shareholder of Buyer and each other Person, if any, who participates or may be considered as an underwriter in the offering or sale of such securities and each other Person who controls Buyer within the meaning of the Securities Act ("Buyer Indemnified Parties") with respect to (i) any untrue statement or alleged untrue statement of a material fact contained in or any omission or alleged omission to state therein a material fact in any such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Buyer through an instrument duly executed by or on behalf of such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement (provided that the liability of such indemnifying party under this clause (i) shall be limited to the amount of net proceeds received by such indemnifying party in the offering giving rise to such liability), or (ii) any sale of any Registrable Securities by such seller under the circumstances described in clause (ii) of the proviso to Section 2.4(a). Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of Buyer Indemnified

                  Parties and shall survive the transfer of such securities by such seller.

                  (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action, proceeding, investigation or inquiry involving a claim referred to in the preceding subparagraphs of this Section 2.4, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of such commencement; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subparagraphs of this
Section 2.4, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action, proceeding, claim, liability, investigation or inquiry is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if the indemnified party reasonably believes it is advisable for it to be represented by separate counsel because there exists a conflict of interest between its interests and those of the indemnifying party with respect to such claim, or there exist defenses available to such indemnified party which may not be available to the indemnifying party, or if the indemnifying party shall fail to assume responsibility for such defense, the indemnified party may retain counsel satisfactory to it and the indemnifying party shall pay all fees and expenses of one such counsel, provided that in no event shall Buyer be required to pay the expenses of more than one such counsel. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim, proceeding, inquiry, investigation or litigation or which requires action other than the payment of money by the indemnifying party. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably requested in connection with the defense of such claim and litigation resulting therefrom.

                  (d) Contribution.  If the indemnification provided for in this
Section 2.4 shall for any reason be held by a court of competent jurisdiction to be unavailable to an indemnified party under subparagraph (a) or (b) hereof in respect of any loss, claim, damage, liability, inquiry or investigation or any action or proceeding in respect thereof, then, in lieu of the amount paid or payable under subparagraph (a) or (b) hereof, the indemnified party and the indemnifying party under subparagraph (a) or (b) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of Buyer and the sellers of Registrable Securities covered by the registration statement in connection with the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations (the relative fault of Buyer and such sellers to be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Buyer or such sellers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission) or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by Buyer and such sellers from the offering of the securities covered by such registration statement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Such sellers' obligations to contribute as provided in this subparagraph (d) are several in proportion to the relative value of their respective Registrable Securities covered by such registration statement and not joint and no seller shall be liable under this subparagraph (d) for any amount in excess of the proceeds received by the seller in the offering giving rise to the liability hereunder. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld or delayed.

                  (e) Other Indemnification. Indemnification and contribution similar to that specified in the preceding subparagraphs of this Section 2.4 (with appropriate modifications) shall be given by Buyer and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law, rule or regulation of any governmental authority other than the Securities Act.

                  (f) Indemnification Payments. The indemnification and contribution required by this Section 2.4 shall be made by prompt periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                  3. Rule 144 and Rule 144A. Buyer shall take all actions reasonably necessary to enable holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time or (b) Rule 144A under the Securities Act, as such Rule may be amended from time to time, including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of any holder of Registrable Securities or holder of rights to acquire Registrable Securities, Buyer will deliver to such holder a written statement as to whether it has complied with such requirements.

                  4.       Participation in Underwritten Registrations.

                  (a) If any of the Registrable Securities covered by the Registration Statement are to be sold in an underwritten offering, the investment bank or investment bankers and manager or managers that will administer the offering will be selected by the Buyer and shall be reasonably satisfactory to the Majority Holders of the Registrable Securities included in such offering.

                  (b) In the event any holder proposes to sell Registrable Securities covered by the Registration Statement in an underwritten offering, it will so notify Buyer and provide Buyer with the information to be included in the notice to be given by Buyer hereinafter set forth. Promptly (and in any event within ten (10) Business Days) after receipt of such notice, Buyer will give written notice to each other holder of Registrable Securities of (i) the name of the proposing holder, (ii) the number of Registrable Securities proposed to be sold by such proposing holder, and (iii) the right of each other holder to elect to have all or a portion of the Registrable Securities owned by such holder included in such underwritten offering by notifying Buyer and the proposing holder of such election (and specifying the number of Registrable Securities to be so included) within ten (10) Business Days after receipt of such notice from Buyer. A holder making such an election on a timely basis shall be entitled to have the number of Registrable Securities specified in such election included in the underwritten offering; provided, however, that, if the managing underwriter advises the participating holders in writing that marketing factors require a limitation of the number of Registrable Securities to be underwritten, the amount of Registrable Securities that may be included in the underwriting shall be so limited and shall be allocated among the participating holders pro rata in accordance with the number of Registrable Securities proposed to be included in the underwritten offering by the participating holders.

                  (c) No holder may participate in any underwritten registration hereunder unless such holder (x) agrees to sell such holder's securities on the basis provided in any underwriting arrangements approved by the holders entitled hereunder to approve such arrangements and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Nothing in this Section 4 shall be construed to create any additional rights regarding the registration of Registrable Securities in any holder otherwise than as set forth herein.

                  5. Amendments. This Exhibit E may be amended only upon the prior written consent of Buyer and the Majority Holders. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

                  6. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to Buyer, be treated as the holder of such Registrable Securities for purposes of any request, consent, waiver or other action by any holder or holders of Registrable Securities pursuant to this Exhibit E or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Exhibit E. If the beneficial owner of any Registrable Securities so elects, Buyer may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

                  7. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in the manner provided in the Merger Agreement, and, in the case of the Holders, shall be addressed in the manner set forth in the stock record books of Buyer.

                  8. Assignment. This Exhibit E shall be binding upon and inure to the benefit of and shall be enforceable by the Original Holders, by virtue of the approval of the Merger and such stockholder's receipt of Buyer Class A Common Stock pursuant to the Merger Agreement, and by Buyer and its respective successors and assigns and, with respect to any Company Stockholder, any Original Holder of any Registrable Securities and their transferees and assigns, provided that, with respect to a transferee or assignee of shares of Registrable Securities, (i) such transfer is effected in accordance with applicable securities law, (ii) Buyer is given written notice of such assignment contemporaneous with such assignment or promptly thereafter, and (iii) the transferee or assignee by written agreement acknowledges that he is bound by the terms of this Exhibit E.

                  9. Holdback Agreements. Notwithstanding anything in this Exhibit E to the contrary, if (a)(i) Buyer is in possession of material non-public information, (ii) the Board of Directors of Buyer determines that disclosure of such material non-public information would not be in the best interests of Buyer and its stockholders and (iii) the Board of Directors or Chief Executive Officer of Buyer determines that suspension of the rights of the Holders to make sales pursuant to the Registration Statement is necessary in order to avoid a requirement to disclose such material, non-public information,
(b) the Buyer has made a public announcement relating to an acquisition or business combination including Buyer or a subsidiary of Buyer, or (c) the Board of Directors of Buyer determines in good faith that it is in the best interests of Buyer and its stockholders not to disclose the existence of facts surrounding any proposed or pending corporate transaction involving Buyer, then Buyer may notify the Holders that it elects to suspend the rights of the Holders to make sales pursuant to the Registration Statement for a period of time not to exceed 30 days from the date of such notice, provided that, Buyer may exercise its rights under this Section 9 no more than one time during any period of 180 consecutive days.

                  10. No Inconsistent Agreements. Buyer will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Exhibit E.

                  11. Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights hereunder. Buyer agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Exhibit E and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  12. Separate Agreements with Holders. As promptly as practicable after the execution of the Merger Agreement, Buyer will enter into a separate agreement with each Company Stockholder (and, after the Effective Time, each Holder) to evidence the obligations of Buyer and each Company Stockholder, or, if after the Effective Time, each Holder under this Exhibit E.

                  13. Dispositions by Holders. Each Holder agrees not to sell or offer to sell less than 100,000 shares of Registrable Securities in any single offering pursuant to the Registration Statement, except that, if such Holder is an Original Holder and immediately after the Effective Time beneficially owns an aggregate of less than 100,000 shares of Registrable Securities, such Holder may sell or offer to sell such shares of Buyer Class A Common Stock in an offering being made with one or more Holders covering an aggregate of at least 100,000 shares of Registrable Securities.


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


                  14. Lockup. Each Significant Stockholder and any transferee of a Significant Stockholder represents, warrants, covenants and agrees that from the Effective Time until the expiration of ninety (90) days following the Effective Time, such Significant Stockholder or transferee will not, without the prior written consent of Buyer, offer, sell, contract to sell, or otherwise dispose of, directly or indirectly, any shares of Buyer Class A Common Stock or other instrument which by its terms is convertible into, exercisable or exchangeable for, any shares of Buyer Class A Common Stock of which such Significant Stockholder or transferee is at the Effective Time, or may in the future become, the beneficial owner (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended).


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